UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2010
Annual General Meeting
of Members and
Proxy Statement

White Mountains Insurance Group, Ltd. (the “Company”, “Registrant” or “WTM”) is an exempted Bermuda limited liability company whose principal businesses are conducted through its property and casualty insurance and reinsurance subsidiaries and affiliates.  Within this proxy statement, the term “White Mountains” is used to refer to one or more entities within the consolidated organization, as the context requires.

White Mountains’ property and casualty insurance and reinsurance operations principally include: (1) OneBeacon Insurance Group, Ltd. (“OneBeacon” or “OB”), a 75%-owned Bermuda-based company which, through its U.S.-based subsidiaries, offers a range of specialty and personal insurance products sold through select independent agents, regional and national brokers, and wholesalers; (2) White Mountains Re Ltd. (“White Mountains Re” or “WMRe”), a wholly-owned Bermuda-based company, which is a global multi-line reinsurance organization that provides reinsurance for property, accident & health, agriculture, aviation and space, casualty and certain other exposures on a worldwide basis through its subsidiaries, Sirius International Insurance Corporation (“WMRe Sirius”) and White Mountains Reinsurance Company of America (“WMRe America”) and; (3) Esurance Holdings, Inc., which writes personal auto insurance directly to customers online and through select online agents, and Answer Financial, Inc., which is an independent insurance agency that sells insurance online and through call centers (collectively, “Esurance”).  White Mountains’ invested assets are managed by White Mountains Advisors LLC (“WM Advisors”), the Company’s wholly-owned investment management subsidiary.

The 2010 Annual General Meeting will be confined to a Member vote on the proposals set forth in this Proxy Statement and on such other matters properly brought before the meeting.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

NOTICE OF 2010 ANNUAL GENERAL MEETING OF MEMBERS

TO BE HELD MAY 26, 2010

March 29, 2010

Notice is hereby given that the 2010 Annual General Meeting of Members of White Mountains Insurance Group, Ltd. will be held on Wednesday, May 26, 2010 at 12:30 pm Central European Time at the offices of Sirius International Insurance Corporation, Birger Jarlsgatan 57B, SE-113 96 Stockholm, Sweden.  At this meeting you will be asked to consider and vote upon the following proposals:

1)           to elect four of the Company’s directors to Class I with a new term ending in 2013;

2)           to elect the Board of Directors of Sirius International Insurance Corporation, (“WMRe Sirius”) a wholly-owned reinsurance company organised under the laws of Sweden;

3)           to elect the Board of Directors of Scandinavian Reinsurance Company Ltd. (“Scan Re”), a wholly-owned reinsurance company organised under the laws of Bermuda;

4)           to elect the Board of Directors of White Mountains Re Bermuda Ltd., a wholly-owned reinsurance company organised under the laws of Bermuda;

5)           to elect the Board of Directors of White Mountains Life Reinsurance (Bermuda) Ltd. (“WM Life Re”), a wholly-owned reinsurance company organised under the laws of Bermuda;

6)           to elect the Board of Directors of any new non-United States operating subsidiary, as designated by the Company’s Board of Directors;

7)           to approve amendments to, and performance criteria in, the Company’s long-term incentive plan (“LTIP”);

8)           to approve amendments to the terms of the options granted to the Chairman & CEO; and

9)           to approve the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2010.

The Company’s audited financial statements for the year ended December 31, 2009, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

Members of record of common shares on the record date, Monday, March 29, 2010, (1) who are individuals, may attend and vote at the meeting in person or by proxy or (2) that are corporations or other entities, may have their duly authorised representative attend and vote at the meeting in person or by proxy.  A list of all Members entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about April 17, 2010 at the Company’s registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

All Members are invited to attend this meeting.

By Order of the Board of Directors,

Jennifer L. Pitts
Corporate Secretary

Members are invited to complete and sign the accompanying proxy card to be returned to White Mountains Insurance Group, Ltd., c/o Computershare, P.O. Box 8069, Edison, New Jersey, 08818-8069, in the envelope provided, whether or not they expect to attend the meeting. Members may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company’s Board of Directors (the “Board”) for the 2010 Annual General Meeting of Members (the “2010 Annual Meeting”), to be held on Wednesday, May 26, 2010 at the offices of Sirius International Insurance Corporation, Birger Jarlsgatan 57B, SE-113 96 Stockholm, Sweden. The solicitation of proxies will be made primarily by mail, and the Proxy Statement and related proxy materials will be distributed to registered Members on or about April 9, 2010.

Holders of the Company’s common shares (“Members”), par value $1.00 per share, as of the close of business on Monday, March 29, 2010, the record date, are entitled to vote at the meeting.

You can ensure that your common shares are properly voted at the meeting by completing, signing, dating, and returning the enclosed proxy card in the envelope provided.  Members may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card. A Member has the right to appoint another person (who need not be a Member) to represent the Member at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election (see page 42).  Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a written proxy executed by such Member and filed with the Corporate Secretary.  Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy.

Sending in a signed proxy will not affect your right to attend the meeting and vote.  If a Member attends the meeting and votes in person, his or her signed proxy is considered revoked.

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission (“SEC”) has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2010 Annual Meeting of Members, which is now consistent with the manner of voting on non-routine matters.

Members who hold WTM common shares through a broker, bank or other financial institution; receive proxy materials and a proxy card prior to each Annual Meeting. In prior years, if you did not complete your proxy card or transmit your voting instructions before the meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Shareholder Voting

Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the 2010 Annual Meeting on May 26, 2010.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the proxy card to vote your shares.  We hope you will exercise your rights and fully participate in your company’s future.

More Information Is Available

If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC has information available on the internet at: www.sec.gov/investor/alerts/votingrules2010.htm  with more information about your voting rights as a shareholder.

PROPOSAL 1 - ELECTION OF THE COMPANY’S DIRECTORS

THE BOARD OF DIRECTORS

The Board is divided into three classes (each a “Class”).  Each Class serves a three-year term.

At the 2010 Annual General Meeting, Messrs. Berkowitz, Davis and Smith and Ms. Holiday are nominated to be elected to Class I with a term ending in 2013.

The Board recommends a vote FOR Proposal 1 which calls for the election of the 2010 nominees.

The current members of the Board and terms of each Class are set forth below:

Director	Age	Director since
Class I - Term ending in 2010*
Bruce R. Berkowitz	51	2004
Morgan W. Davis	59	2006
Edith E. Holiday	58	2004
Lowndes A. Smith	70	2003
Class II - Term ending in 2011
Raymond Barrette, Chairman	59	2006
Yves Brouillette	58	2007
George J. Gillespie, III	79	1986
John D. Gillespie	51	1999
Class III - Term ending in 2012
Howard L. Clark, Jr.	66	1986
Robert P. Cochran	60	1994
A. Michael Frinquelli	68	2005
Allan L. Waters	52	2005

* Nominated to be elected at the 2010 Annual Meeting to Class I with a term ending in 2013.

All four of the nominees for election at the 2010 Annual Meeting, Messrs. Berkowitz, Davis and Smith and Ms. Holiday, were previously elected by Members.

The Board believes its members should have a diversity of skills and experience and be willing to devote adequate time and effort to Board responsibilities.  In evaluating director candidates, the Nominating and Governance Committee evaluates attributes such as independence, integrity, expertise, breadth of experience, knowledge about the Company’s business and industry, and ownership interest in the Company.  Key aspects of the directors’ experiences, qualifications and skills are included in their individual biographies.

Class I - Term Ending in 2010 (up for re-election)

Bruce R. Berkowitz has been a director of the Company since 2004.  Mr. Berkowitz is the Founder and Managing Member of Fairholme Capital Management, LLC (“Fairholme”), a registered investment adviser, and is a Director of Fairholme Funds, Inc.  Prior to founding Fairholme in 1997, Mr. Berkowitz was a Managing Director of Smith Barney, Inc. and a Senior Portfolio Manager at Lehman Brothers Holdings, Inc.  Over the past five years Mr. Berkowitz has served as a Director of AmeriCredit Corp. (2008-2009), TAL International Group, Inc. (2004-2009), and as a Trustee for the Winthrop Realty Trust (2000-2008).  Mr. Berkowitz possesses extensive financial and investment experience.

Morgan W. Davis has been a director of the Company since 2006.  Mr. Davis was formerly a Managing Director of OneBeacon from 2001 to 2005 and served in a variety of capacities for White Mountains from 1994 to 2001.  Prior to joining the Company in 1994, Mr. Davis had 21 years of experience in the insurance business, mostly at Fireman’s Fund Insurance Company and INA/Cigna.  Mr. Davis also serves as a director of OneBeacon, Esurance, Answer Financial, Inc. and Montpelier Re Holdings. Mr. Davis has extensive executive and board-level experience gained over the course of his thirty-seven year career in the property and casualty insurance industry.

Edith E. Holiday has been a director of the Company since 2004.  Ms. Holiday formerly served as Operating Trustee for TWE Holdings I and II Trusts from 2002 to 2007.  Ms. Holiday was also the President, Secretary and Treasurer of Comcast TW Holdings, Inc. from 2006-2007.  From 1990 to 1993 Ms. Holiday served as Assistant to the President of the United States and Secretary of the Cabinet.  From 1989 to 1990 she was General Counsel to the United States Treasury Department. Ms. Holiday also holds directorships at Hess Corporation (since 1993), Canadian National Railway Company (since 2001), H. J. Heinz Company (since 1994) and RTI International Metals, Inc. (since 1999) and is a director or trustee of 41 investment companies in the Franklin Templeton Group of Mutual Funds (since 1996).  Ms. Holiday has extensive board-level experience across diverse industries and significant experience with the U.S. Federal government.

Lowndes A. Smith has been a director of the Company since 2003.  Mr. Smith has served as Managing Partner of Whittington Gray Associates since 2001.  Mr. Smith formerly served as Vice Chairman of The Hartford Financial Services Group, Inc., (“The Hartford”) (1989-2001) and President and CEO of Hartford Life Insurance Company (1989-2001).  Mr. Smith also serves as Chairman of the Board of OneBeacon and Symetra Financial Corporation.  Mr. Smith is a director of 72 investment companies in the mutual funds of The Hartford (since 1990).  Mr. Smith has more than 40 years of experience in the insurance industry and broad management and financial experience.

Class II - Term Ending in 2011

Raymond Barrette has served as Chairman and CEO of the Company since January 2007 and has been a director since August 2006.  He previously served as a director of the Company (2000-2005), as President and CEO of the Company (2003-2005), as CEO of OneBeacon (2001-2002), as President of the Company (2000-2001) and as Executive Vice President and Chief Financial Officer of the Company (1997-2000).  Prior to joining the Company in 1997, Mr. Barrette had 23 years of experience in the insurance business, mostly at Fireman’s Fund Insurance Company.  Mr. Barrette is also Chairman of White Mountains Re and Esurance and a director of OneBeacon.  Additionally, Mr. Barrette served as a director for Montpelier Re Holdings, Ltd. (2001-2007).  Mr. Barrette is an actuary and has significant experience in all facets of the property and casualty insurance industry.

Yves Brouillette has been a director of the Company since 2007.  He has been the President of Beluca Investment, Inc. since 2005.  Previously, Mr. Brouillette had been with ING since 1989, serving in many leadership positions at ING companies, including most recently as the CEO for ING Latin America operations in Mexico, Brazil, Chile and Peru (2002-2005).  Mr. Brouillette is a Director of Intact Financial Corporation, (formerly ING Canada), and was its Chairman of the Board (2003-2007). Mr. Brouillette is an actuary and has over 30 years experience in the property and casualty insurance industry in North and South America.

George J. Gillespie, III has been a director of the Company since 1986 and served as the Company’s Chairman (2003 to 2006).  Mr. Gillespie serves as Special Counsel to the law firm of Cravath, Swaine & Moore LLP (“CS&M”) and was a partner of CS&M from 1963 to 2005.  Mr. Gillespie’s son, John Gillespie, is also a director of the Company.  Mr. Gillespie served as a director for The Washington Post (1974-2005).  Mr. Gillespie possesses long-term knowledge of the Company, and brings legal experience to the Board.

John D. Gillespie has been a director of the Company since 1999. Mr. Gillespie is the founder and Managing Member of Prospector Partners, LLC (“Prospector”) and has been the Chairman and President of Prospector Funds, Inc. since 2007 and a Director of Prospector Offshore Fund (Bermuda) Ltd. since 1997. Mr. Gillespie served as Chairman and President of WM Advisors (2003-2005), as a Managing Director of OneBeacon (2001-2003) and was a director of Symetra Financial Inc. (2004-2007).  Mr. Gillespie also served as a director for Montpelier Re (2004-2005). Prior to forming Prospector, Mr. Gillespie was President of the T. Rowe Price Growth Stock Fund and the New Age Media Fund, Inc.  Mr. Gillespie’s father, George J. Gillespie, III, is also a director of the Company.  Mr. Gillespie possesses extensive financial and investment experience.

Class III - Term Ending in 2012

Howard L. Clark, Jr. was a director of the Company (1986-1990), an advisor to the Board (1990-1993), and was re-elected as a director in 1993.  Mr. Clark has served as Vice Chairman at Barclays Capital, Inc. (“Barclays”) since 2008.  Prior to joining Barclays, Mr. Clark was Vice Chairman of Lehman Brothers, Inc. (“Lehman”), the broker/dealer subsidiary of Lehman Brothers Holdings (1993-2008), and Chairman and CEO of Shearson Lehman Brothers Holdings Inc. (1990-1993).  Previously, Mr. Clark was Executive Vice President and Chief Financial Officer of the American Express Company.  He is also a director of United Rentals, Inc., Walter Industries, Inc. and Mueller Water Products, Inc. Mr. Clark has extensive board-level experience across diverse industries and extensive executive experience in the financial services industry.

Robert P. Cochran has been a director of the Company since 1994 and serves as its Deputy Chairman.  Mr. Cochran is a founding principal of Financial Security Assurance Holdings, Ltd. (“FSA”) and until his retirement from FSA in July 2009, served as FSA’s CEO from 1990 and as its Chairman and CEO from 1997. Mr. Cochran possesses a broad background of insurance industry management, financial analysis, compensation philosophy and strategy experience.

A. Michael Frinquelli has been a director of the Company since June 2005.  Mr. Frinquelli is co-founder and Manager of Renaissance Fund Advisors, Inc.  Until 2004, Mr. Frinquelli was a general partner of Renaissance Executive Partners, which he co-founded in April 1997. Prior to that, he was a managing director at Merrill Lynch and a managing director at Salomon Brothers.  Mr. Frinquelli also serves as a director for Primus Financial Products, LLC, a wholly-owned subsidiary of Primus Guaranty, Ltd.  Mr. Frinquelli has extensive insurance industry expertise, serving as an insurance industry equity analyst for 33 years.

Allan L. Waters was appointed President and CEO of White Mountains Re in March 2007.  He served as a director of the Company from 2003 to 2004 and was re-elected a director in 2005.  Mr. Waters was the founder and Managing Member of Mulherrin Capital Advisors, LLC, (1998-2007).  Mr. Waters formerly served as Senior Vice President and Chief Financial Officer of the Company (1993-1997), as Vice President and Controller (1990-1993), as Vice President of Finance (1987-1990) and as Assistant Vice President of Finance (1985-1987).  Mr. Waters possesses long-term knowledge of the Company and has significant executive and board-level experience in the property and casualty industry.

CORPORATE GOVERNANCE

Corporate governance is the system by which companies are directed and controlled and involves the distribution of rights and responsibilities among the Board, management and the Company’s Members.  The Company has established Corporate Governance Guidelines that spell out its overall approach towards corporate governance.

The Company also has a Code of Business Conduct that applies to all directors, officers and employees in carrying out their responsibilities to, and on behalf of, the Company. No waivers of the Code of Business Conduct were requested of, or granted by, the Board for any director or executive officer during 2009.

The Company’s Corporate Governance Guidelines and Code of Business Conduct are available at our website, www.whitemountains.com. These documents are available in print, free of charge, to any Member upon request.

The Board

The day-to-day management of the Company, including preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management. The primary responsibility of the Board is to oversee and review management’s performance of these functions in order to advance the long-term interests of the Company and its Members.

In fulfilling this responsibility, directors must exercise common sense business judgment and act in what they reasonably believe to be in the best interests of the Company and its Members. Directors are entitled to rely on the honesty and integrity of senior management and the Company’s outside advisors and auditors. However, it is the Board’s responsibility to establish that they have a reasonable basis for such reliance by ensuring that they have a strong foundation for trusting the integrity, honesty and undivided loyalty of the senior management team upon whom they are relying and the independence and expertise of outside advisors and auditors.

Mr. Barrette serves as Chairman of the Board and as CEO of the Company.  The Board believes that the most effective leadership structure for the Company at the present time is for Mr. Barrette to serve in both roles.  As CEO, Mr. Barrette is  effective at overseeing the complex, decentralized operations of the Company.  By virtue of his broad knowledge of the insurance industry and of his long experience and track record with the Company, the Board believes Mr. Barrette is best suited to preside over the Board and set its agendas. The Board is composed of directors that, together, are knowledgeable and experienced in all aspects of the Company’s business, and the Board is satisfied that the current structure provides strong oversight of the Company’s affairs.

Mr. Cochran, an independent director, serves as Deputy Chairman of the Board.  At each meeting of the Board, Mr. Cochran presides over a separate session of non-management directors without Company management present.

Director Independence

The Board has determined that a majority of the Company’s current directors are independent, as defined in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual.  Those directors determined to be independent are Messrs. Berkowitz, Brouillette, Clark, Cochran, Frinquelli, and Smith and Ms. Holiday.  For a director to be independent, the Board must determine that the director has no relationship with the Company (other than being a director or shareholder of the Company) or has only immaterial relationships with the Company.  The Company does not apply categorical standards as a basis for determining director independence.  Accordingly, the Board considers all relevant facts and circumstances, on a case-by-case basis, in making an independence determination.

The Board notes no relationships (other than being directors or shareholders) with Messrs. Berkowitz, Brouillette, Cochran, Frinquelli and Smith or Ms. Holiday.  The Board notes a relationship with Mr. Clark, as disclosed herein under “Transactions with Related Persons, Promoters and Certain Control Persons”, that it concluded is immaterial and does not impair his independence.  In making its independence determinations, the Board considers all such relationships in light of NYSE standards as well as the attributes it believes should be possessed by independent-minded directors.  Those attributes include the relative impact of the transactions to the director’s personal finances, the perceived degree of dependence by the director or the Company upon the relationship or transactions continuing in the future and whether the transactions were on terms that were reasonable and competitive.  The Board concluded that Mr. Clark’s relationship does not impair his independence.

Board Meetings and Committees; Annual Meeting Attendance

During 2009, the following meetings of the Board were held: four meetings of the full Board, eight meetings of the Audit Committee, five meetings of the Compensation Committee, two meetings of the Nominating and Governance Committee, and two meetings of the Finance Committee.  During 2009, each director attended more than 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she has been a director); and (2) the total number of meetings held by all committees of the Board on which he or she served.

Directors are encouraged, but are not required, to attend annual meetings.  All of the Company’s directors were in attendance at the 2009 Annual General Meeting, which was held on June 4, 2009.

Committees of the Board

Nominating and Governance Committee

The primary purposes of the Nominating and Governance Committee are to: (1) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board; (2) make recommendations to the Board concerning committee appointments; (3) develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters and (4) oversee the evaluation of the Board and management.

The Nominating and Governance Committee is currently comprised of Messrs. Clark (as Chairman), Brouillette, Cochran and Frinquelli and Ms. Holiday.  The Board has determined that each current member of the Nominating and Governance Committee satisfies applicable NYSE requirements.

The Nominating and Governance Committee Charter, which outlines the duties and responsibilities of the Nominating and Governance Committee, is available at www.whitemountains.com  The Nominating and Governance Committee Charter is available in print, free of charge, to any Member upon request.

General Criteria and Process for Selection of Director Candidates.  In identifying and evaluating director candidates, the Nominating and Governance Committee does not set specific criteria for directors.  Under its charter, the Committee is responsible for determining desired Board skills and evaluating attributes such as independence, integrity, expertise, breadth of experience, knowledge about the Company’s business or industry and ownership interest in the Company.  In selecting director candidates, the Company seeks a diversity of skills and experience, but does not affirmatively seek diversity based on race, gender, or national origin.  Directors must be willing to devote adequate time and effort to Board responsibilities.  As set forth in the Company’s Corporate Governance Guidelines and its Charter, the Committee is responsible for recommending director candidates to the Board.

Consideration of Director Candidates Nominated by Members.  The Company has not adopted a specific policy regarding consideration of director candidates from Members.  Members who wish to recommend candidates for consideration by the Committee may submit their nominations in writing to the Corporate Secretary at the address provided in this Proxy Statement.  The Committee may consider such Member recommendations when it evaluates and recommends candidates to the Board for submission to Members at each annual general meeting.  In addition, Members may nominate director candidates for election without consideration by the Committee by complying with the eligibility, advance notice and other provisions of our Bye-laws as described below.

Procedures for Nominating Director Candidates.  Member proposals will be eligible for consideration for inclusion in the proxy statement and proxy relating to the Company’s 2011 Annual Meeting of Members pursuant to Rule 14a-8 promulgated under the Exchange Act if all applicable requirements of Rule 14a-8 are satisfied and such proposals are received timely by the Corporate Secretary as outlined below.

Under the Company’s Bye-laws, nominations for the election of directors may be made by the Board or by any Member entitled to vote for the election of directors (a “Qualified Member”).  A Qualified Member may nominate persons for election as directors only if written notice of such Qualified Member’s intent to make such nomination is delivered to the Secretary not later than: (1) with respect to an election to be held at an annual general meeting, 90 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Members, whichever date is earlier, and (2) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Qualified Members.  Each such notice shall set forth:  (a) the name and address of the Qualified Member who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Qualified Member is a holder of record of common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Qualified Member and each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Member; (d) such other information regarding each candidate proposed by such Qualified Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such candidate been nominated, or intended to be nominated, by the Board; and (e) the consent of each such candidate to serve as a director of the Company if so elected.

Audit Committee

The primary purposes of the Audit Committee are to: (1) assist Board oversight of: the integrity of the Company’s financial statements; the qualifications and independence of the independent auditors; the performance of the internal audit function and the independent auditors; and the Company’s compliance with legal and regulatory requirements; (2) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board; (3) approve certain related or affiliated person transactions and review disclosures thereof, and (4) prepare the Audit Committee Report (which appears on page 32).  In addition, with respect to risk management, the Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

The Audit Committee is comprised of Messrs. Smith (as Chairman), Berkowitz, and Frinquelli and Ms. Holiday. The Board has determined that, of the persons on the Audit Committee, at a minimum Mr. Smith meets the requirements of being an Audit Committee Financial Expert as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each current member of the Audit Committee satisfies applicable NYSE requirements as well as the separate independence standards set forth by the SEC.

The Audit Committee Charter, which outlines the duties and responsibilities of the Audit Committee, is available at www.whitemountains.com.  The Audit Committee Charter is available in print, free of charge, to any Member upon request.

Compensation Committee

The primary purposes of the Compensation Committee are to: (1) review and make recommendations on director compensation; (2) discharge the Board’s responsibilities relating to the compensation of executives; (3) oversee the administration of the Company’s compensation plans, (and, to the extent the Compensation Committee deems appropriate, the plans of the Company’s major subsidiaries), in particular the incentive compensation and equity-based plans and (4) review and discuss the Compensation Discussion and Analysis with management and prepare the Compensation Committee Report (which appears on page 20).

The Compensation Committee is currently comprised of Messrs. Cochran (as Chairman), Berkowitz, Frinquelli and Smith and Ms. Holiday. The Board has determined that each current member of the Compensation Committee satisfies applicable NYSE requirements.

The Compensation Committee Charter, which outlines the duties and responsibilities of the Compensation Committee, is available at www.whitemountains.com.  The Compensation Committee Charter is available in print, free of charge, to any Member upon request.

Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of White Mountains.

Finance Committee

The primary purposes of the Finance Committee are to: (1) formulate and approve the Company’s (including OneBeacon’s) investment policy and investment guidelines, (2) review the performance and asset allocation of the Company’s (including OneBeacon’s) investment portfolio on a regular basis, and (3) monitor the capital, debt, and corporate structure of the Company (including OneBeacon) and, in coordination with the Audit Committee, review the adequacy of risk management, including with respect to new business opportunities outside of traditional property and casualty insurance and reinsurance. The Finance Committee is currently comprised of Messrs. Berkowitz (as Chairman), Barrette, Brouillette, Frinquelli, John Gillespie and Smith.

Risk Oversight

The Board, directly and through its Committees, plays an active role in the oversight of the Company’s risk management.  The subject of risk management is a recurring agenda item, for which the Board regularly receives reports from management on capital, investments, and operations, including the risks associated with each and the steps management is taking to manage those risks.  The Board also discusses with management the Company’s business strategy, risk appetite and appropriate levels of risk.

The Board’s committees are assigned oversight responsibility for particular areas of risk.  For example, the Audit Committee receives semi-annual reports on company-wide risks which encompass operational, financial, legal, compliance, and reputational risks.  The Compensation Committee oversees risk related to executive compensation plans and implementation.  The Finance Committee oversees the risks related to managing the Company’s investment portfolio. It is WTM practice that all directors are invited to attend all Committee meetings and each Committee Chair provides regular updates to the Board regarding Committee activities.

Shareholder Communications

Members, employees and others interested in communicating directly with the Board, any of the Board’s Committees or any individual member of the Board should write to the addressee, c/o the Corporate Secretary, at the address presented under “Available Information” (which appears on page 42).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights of Members

As of March 22, 2010, there were 8,783,411 common shares outstanding.  Members of record of common shares shall be entitled to one vote per common share, provided that if, and so long as, the votes conferred by “Controlled” common shares (as defined below) of any person constitute ten percent (10%) or more of the votes conferred by the outstanding common shares of the Company, each outstanding common share comprised in such Controlled common shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10)-1] divided by C

Where: “T” is the aggregate number of votes conferred by all the outstanding common shares; and “C” is the number of votes conferred by the Controlled common shares of such person.

“Controlled” common shares in reference to any person means:

(1)     all common shares directly, indirectly, or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States; and

(2)     all common shares directly, indirectly, or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to (a) any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b) any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

The limitations set forth above do not apply to any Member which is a “Byrne Entity” (as defined below) for any matter submitted to the vote of Members, except with respect to the election of directors.  “Byrne Entity” means Mr. Byrne and any foundation or trust established by any associate or affiliate of him (or any group of which he is a part), as defined under Section 13(d) of the Exchange Act.

If, as a result of giving effect to the foregoing provisions or otherwise, the votes conferred by the Controlled common shares of any person would otherwise represent 10% or more of the votes conferred by all the outstanding common shares, the votes conferred by the Controlled common shares of such person shall be reduced in accordance with the foregoing provisions.  Such process shall be repeated until the votes conferred by the Controlled common shares of each person represent less than 10% of the votes conferred by all common shares.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of the common shares outstanding as of March 22, 2010, except as shown below.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class

Franklin Mutual Advisers, LLC 101 JFK Parkway, Short Hills, NJ 07078	2,045,621	(a)	23%
Raymond Barrette 80 South Main Street, Hanover, NH 03755	926,113	(b)	11%
Jack Byrne P.O. Box 599, Etna, NH 03750	750,154	(c)	9%
Wellington Management Company, LLP 75 State Street, Boston, MA 02109	531,580	(d)	6%
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, MD 21202	511,099	(e)	6%

(a)   Franklin Mutual Advisers, LLC (“Franklin”) has advised the Company that the common shares it is reported to beneficially own were acquired for investment purposes on behalf of client investment advisory accounts.

(b)   Of the 926,113 common shares which are beneficially owned by Mr. Barrette, (1) 701,717 represent common shares for which full proxy to vote was granted to Mr. Barrette in January 2007 by Mr. Byrne – see note (c) below, (2) 29,000 represent unvested restricted shares granted to Mr. Barrette by the Company in January 2007, and (3) 120,000 represent vested but unexercised stock options. The remaining shares represent common shares over which Mr. Barrette or his wife have both voting and dispositive power.

(c)   Mr. Byrne has, or shares with his spouse, dispositive power over a total of 750,154 common shares of which 44,730 common shares are owned by trusts and charitable foundations in which Mr. Byrne has no pecuniary interest and an additional 3,707 shares are shares in a trust in which Mr. Byrne retains a pecuniary interest.

(d)   Wellington Management Company, LLP (“Wellington”) has advised the Company that the common shares it is reported to beneficially own were acquired for investment purposes on behalf of client investment advisory accounts.

(e)   T. Rowe Price Associates, Inc. has advised the Company that the common shares it is reported to beneficially own were acquired for investment purposes on behalf of client investment advisory accounts.

Security Ownership of Management

The following table sets forth, as of March 22, 2010, beneficial ownership of common shares by each director, the Named Executive Officers (as defined on page 21) and all other executive officers as a group:

	Amount of Ownership

Name of Beneficial Owner	Beneficially (a)		Economically (b)

Raymond Barrette	926,113	(c)	304,396
Bruce R. Berkowitz	300		300
Yves Brouillette	2,635		2,635
Reid T. Campbell	13,145		28,045
Howard L. Clark, Jr.	1,100		1,303
Robert P. Cochran	7,745		7,745
Morgan W. Davis	21,432		21,432
David T. Foy	15,185		37,535
A. Michael Frinquelli	800		901
George J. Gillespie, III	1,300		1,300
John D. Gillespie	51,990	(d)	81,590
Edith E. Holiday	502		502
T. Michael Miller	5		5
Lowndes A. Smith	1,302		1,302
Allan L. Waters	6,317		15,517

All directors, Named Executive Officers and all other executive officers as a group (19 persons)	1,071,405		557,974

(a)   The common shares shown as beneficially owned by (1) Mr. Barrette and (2) all directors, Named Executive Officers and all other executive officers as a group represent 10.5% and 12.2% of the total common shares outstanding at March 22, 2010, respectively.  No other director or executive officer beneficially owned 1% or more of the total common shares outstanding at that date. Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1) of the Exchange Act.  To the Company’s knowledge, no common shares shown as beneficially owned above have been pledged as security.

(b)   Common shares shown as economically owned (1) include common shares beneficially owned, target unearned performance share and phantom performance share awards, unvested stock option awards and deferred compensation phantom share balances, (2) exclude, in the case of Mr. Barrette, common shares in which he has no pecuniary interest and (3) include, in the case of Mr. John Gillespie, performance shares granted to Prospector, of which Mr. Gillespie is the Managing Member.

(c)   Of the 926,113 common shares which are beneficially owned by Mr. Barrette, (1) 701,717 represent common shares for which full proxy to vote was granted to Mr. Barrette in January 2007 by Mr. Byrne - see “Security Ownership of Certain Beneficial Owners”, (2) 29,000 represent unvested restricted shares granted to Mr. Barrette by the Company in January 2007, and (3) 120,000 represent vested but unexercised stock options. The remaining shares represent common shares over which Mr. Barrette or his wife have both voting and dispositive power.

(d)   Includes 50,000 common shares owned by various funds of Prospector in which Mr. Gillespie is either general manager or investment manager; Mr. Gillespie’s pecuniary interest in such shares is limited to his economic interests in the Prospector funds.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy

Our executive compensation policies are designed with one primary goal in mind, maximization of shareholder value over long periods of time.  We believe that this goal is best pursued by utilizing a pay-for-performance program that closely aligns the financial interests of management with those of our shareholders and encourages appropriate risk taking.  We accomplish this by emphasizing highly variable long-term compensation that is contingent on performance over a number of years rather than entitlements (such as base salary, pensions and employee benefits).  To that end, the Compensation Committee has established base salaries and target annual bonuses for our executives that tend to be lower than those paid by comparable property and casualty insurers and reinsurers, while granting the bulk of an executive’s target compensation as long-term incentive compensation.

Under our long-term incentive compensation programs, we target sharing with management an aggregate of 13% to 17% of the value added above a risk-free return on our shareholders’ equity.  We take this approach because producing a rate of return equal to a risk free rate does not add value to the capital owners put in the business—our shareholders would be better off putting their money in the bank and avoiding entirely the risk of owning a portion of a business.  We target sharing 13% to 17% because we compete for talent and investment opportunities where such sharing is common.

In the case of our Chairman & CEO, Mr. Barrette, to induce him to re-join the Company and to incent him as an owner, in January 2007 he was granted a package of 200,000 escalating strike price options and 35,000 restricted shares, each of which vests in annual installments over five years.  Mr. Barrette also received a tranche of 15,000 restricted shares that are structured to vest in the event of a change in control prior to January 20, 2012. These grants were intended to be the only equity grants made to Mr. Barrette over the seven years following his January 2007 election as Chairman & CEO.  As discussed below under “Proposed Amendments to CEO Compensation”, the Board is recommending that shareholders approve certain modifications to the terms of Mr. Barrette’s options.

Other than in the case of Mr. Barrette’s inducement grant, we have generally structured our long-term incentive compensation as performance shares, restricted common shares or performance units.  At our parent company, long-term incentive compensation is typically in the form of WTM performance shares and restricted common shares.  Performance shares reward company-wide performance.  The number of WTM common shares earned from a grant of performance shares, which can be from 0x to 2x the target number granted, is tied to our after-tax annual growth in intrinsic business value per share (as defined by the Committee) over the performance cycle.  Performance shares and performance units are typically granted annually, and performance is tied to a three-year period.

Since OneBeacon’s initial public offering in November 2006, its long-term compensation had been structured primarily in the form of OneBeacon performance shares, which reward OneBeacon’s overall performance.  Beginning with the 2009-2011 performance cycle, OneBeacon’s long-term incentives were re-designed with the CEO and CFO receiving half in the form of performance units that are tied to underwriting performance and half in OneBeacon performance shares.  Other OneBeacon executives receive a greater proportion or all of their long-term incentives in performance units. The number of OneBeacon common shares earned from a performance share grant, which can be from 0x to 2x the target number granted, is tied to OneBeacon’s after-tax annual growth in intrinsic business value per share (as defined by the OneBeacon Compensation Committee (as defined below)) over the performance cycle.  The payout earned from a OneBeacon performance unit grant, which also can be from 0x to 2x the target number granted, is tied to OneBeacon’s combined ratio over the performance cycle.

At our major non-public operating subsidiaries, White Mountains Re and Esurance, long-term incentive compensation is typically in the form of performance units.  Performance units reward the performance of the particular operating group.  The number of units earned at the end of the performance cycle is tied to those elements of performance for which the operating group’s management has primary responsibility.  As an example, because the parent company keeps responsibility for investing the assets of our non-public operating subsidiaries, in calculating performance the operating subsidiaries are credited with a “standard” return on their investible assets.  At WMRe, the number of units earned can be from 0x to 2x the target number granted.  At Esurance, the number of performance units that are earned is calculated such that 10% of the value added over the risk-free hurdle is shared with Esurance management (assuming no forfeitures). In addition, for the most senior non-public operating group executives, including our Named Executive Officers at our wholly owned operating companies, in order to better align their interests with those of our shareholders, we typically denominate a portion of their long-term incentives in WTM performance shares.

Generally, we have set the performance target for a 100% payout of WTM performance shares at roughly 700 basis points above the risk-free rate, a level consistent with the risk premium that the market has demanded for investing in equities.  To establish the risk-free rate, the Committee typically looks to the yield on the 10-year treasury at the beginning of the performance cycle.  In general, no shares are earned if annual growth in intrinsic business value per share is less than the risk-free rate and 200% are earned if performance is 1,400 basis points above the risk-free rate.  We use linear interpolation to determine the payout percentage for results in between.

In order to test our beliefs about the size of the awards we make and their variability, annually the Committee has had management review the public disclosures about compensation made by other property and casualty insurers and reinsurers and assess the amount and variability of their compensation at differing levels of performance.  The results of these reviews have supported the Committee’s view that our compensation programs are appropriately sized and more variable than most other insurers and reinsurers, have fewer fixed elements of compensation and perquisites and do not lead to significant rewards for poor performance as can happen with long-term options granted with a fixed exercise price equal to the market price on the date of grant.

Under our performance share system, at any given time an executive typically has three overlapping performance cycles running.  This approach avoids cliffs that could foster a short-term outlook and also serves as an effective retention tool.  Based on the Company’s poor performance in 2008 no WTM performance shares were earned for the 2006-2008 and 2007-2009 cycles, and the 2008-2010 cycle is also unlikely to have any payout under most reasonable scenarios.  To reflect the loss of retention incentives for key employees, at its February 2009 meeting, the Committee determined to bridge the gap to the next potential long-term incentive payout in early 2012 by issuing restricted common shares to selected executives and increasing the target size of the 2009 annual bonus pool at WTM and WM Advisors.

The Committee believes that the compensation structures that have been developed for the Company and its subsidiaries closely align the financial interests of management with those of our shareholders and encourage appropriate, but not excessive, risk taking. In the case of WMRe, given its exposure to catastrophic events, beginning in 2008 we implemented a catastrophe spreading mechanism with respect to both its performance units and annual bonus.  This mechanism ensures that WMRe is charged with at least 50% of its annual catastrophe load whether or not any catastrophe losses are actually incurred.  Through this mechanism and WMRe’s management of its aggregate exposure to very large catastrophic events through its maximum net financial impact underwriting limit, the Company’s management and the Committee believe that WMRe’s incentive plans are appropriate and do not encourage excessive risk taking.

Our Compensation Process

The Committee is responsible for approving our compensation practices that affect executive officers and it specifically approves all compensation for our executive officers and for any employee with target annual compensation in excess of $1.5 million.  Our CEO annually presents the Committee with his evaluation of our executives, their individual performances, responsibilities and the contributions they made to the Company’s accomplishments over the past year as well as over the last long-term incentive plan cycle and his expectations for the future.  In connection with this evaluation, the CEO presents the Committee with his recommendations for establishing the compensation for these executives for its consideration.  The Committee assesses the performance, responsibilities and contributions of the CEO and sets the compensation of the CEO.

With the exception of significant promotions and new hires, compensation matters are usually addressed at the first meeting of the Committee each year (typically late February) following the availability of financial results for the prior year.  This allows us to determine the results of prior period grants and to set targets for the current year and newest long-term performance cycle.  Performance cycles for long-term compensation typically run for three years beginning on January 1st of the year of grant.

Following the OneBeacon initial public offering (the “OB IPO”) in November 2006, the Committee determined that it would fully delegate to the OneBeacon Compensation Committee (the “OneBeacon Committee”) authority for the compensation of OneBeacon’s officers, including those who might be Named Executive Officers of the Company.  Accordingly, compensation actions for OneBeacon personnel following the date of the OB IPO (including new annual and long-term incentives and approval of payouts on existing annual and long-term incentives) have been taken by the OneBeacon Committee (which is currently comprised of Lowndes Smith (Chair), Raymond Barrette, Lois Grady and Kent Urness) and, to the extent necessary to comply with applicable regulations, a subcommittee that excludes Mr. Barrette.

Compensation for 2009

The principal elements of compensation for our executives are long-term incentive compensation, base salary, and annual incentive bonuses.

Long-Term Incentive Compensation

CEO.  Mr. Barrette did not receive any new long-term incentive compensation grants in 2009. In January 2009, a portion of his inducement grant described above vested.  He vested in 7,000 restricted common shares and 40,000 options to purchase common shares.  The exercise price of the options was $704 per share on the date of vesting and increases at a rate of 5% per year less dividends until exercised.

Named Executive Officers.  In the case of Messrs. Foy, Campbell and Waters, in determining the amount of new long-term incentive compensation grants for 2009, the Committee assessed each executive’s scope of authority and ability to impact the success of the Company.  In addition, in designing the structure of the 2009 incentive compensation grants, the Committee considered that, as a result of the impact of the 2008 financial crisis, there was likely to be no payout of WTM performance shares for the 2006-2008 through 2008-2010 performance cycles. Based on the Committee’s general experience and the recommendation of the CEO, the Committee established a grant level that it believed was appropriate to reflect each such executive’s expected contribution to the Company over the next performance cycle.  And, given the expected three-year period without any WTM performance share payouts, as a retention tool, the Committee structured a portion of the usual WTM performance share grants as restricted common shares.  Mr. Miller’s level of compensation was established by the OneBeacon Committee.

For each recipient of a WTM performance share grant for the 2009-2011 performance cycle, the Committee established 10% annual growth in intrinsic business value per share as the performance target that would result in a payout of 100% of the target shares.  Annual growth of 3% or less would result in a payout of 0% and annual growth of 17% or more would result in a payout of 200%. The targets were consistent with the Company’s compensation philosophy described above.  To measure growth in intrinsic business value per share, the Committee looks to growth in economic value per share (weighted 50%) and growth in adjusted GAAP book value per share (weighted 50%), in each case including dividends.

David Foy.  Mr. Foy has been the CFO of the Company since 2003.  Based on the Company’s performance over the 2007-2009 performance cycle, there was no payout of WTM performance shares and Mr. Foy received $0 from this performance cycle.

Mr. Foy was granted 9,000 WTM performance shares for the performance cycle from 2009-2011 and 9,000 restricted common shares.  The grant date value was approximately $3.5 million. The number of performance shares that will be earned will be determined after the end of 2011 based on the Company’s performance over the cycle compared to the target described above.

Reid Campbell.  Mr. Campbell has been a Managing Director of White Mountains Capital since 2004 and has served in a variety of financial management positions with the Company since 1994.  Based on the Company’s performance over the 2007-2009 performance cycle, there was no payout of WTM performance shares and Mr. Campbell received $0 from this performance cycle.

Mr. Campbell was granted 6,000 WTM performance shares for the performance cycle from 2009-2011 and 5,500 restricted common shares.  The grant date value was approximately $2.2 million. The number of performance shares that will be earned will be determined after the end of 2011 based on the Company’s performance over the cycle compared to the target described above.

Allan Waters.  Mr. Waters has been the CEO of White Mountains Re since 2007.  In addition, from time to time Mr. Waters takes on responsibility for certain projects at the Company.  Based on the Company’s performance over the 2007-2009 performance cycle, there was no payout of WTM performance shares and Mr. Waters received $0 from WTM performance shares for this performance cycle.  The payout of Mr. Waters’ WMRe performance units is calculated excluding any net adverse reserve development on old reserves through the end of 2008.  As a result, based on WMRe’s performance for the 2007-2009 performance cycle excluding net adverse development on old reserves, which was an annualized after-tax, levered underwriting return on deployed capital (“uroc”) of 13.8%, Mr. Waters received a payout of 111% of the WMRe units granted to him for the 2007-2009 cycle at a value of $1,472 per unit, which equaled approximately $4.2 million.

Mr. Waters was granted 2,630 WMRe performance units and 3,950 WTM performance shares for the performance cycle from 2009-2011, and 1,200 restricted WTM common shares.  The grant date value was approximately $3.6 million.   The performance target for the WMRe units is an annual 11% uroc, with a uroc of 4% or less resulting in no payout and a uroc of 18% or more resulting in a 200% payout.  The number of performance shares and units that will be earned will be determined after the end of 2011 based, respectively, on the Company’s and WMRe’s performance over the cycle compared to the targets described above.

T. Michael Miller.  Mr. Miller has been the CEO of OneBeacon since 2005.  For the 2007-2009 OneBeacon performance share cycle, based on annual growth in adjusted book value per share of 7% over the cycle, the OneBeacon Committee approved a payout of 14% of the OneBeacon performance shares originally granted.  This resulted in a payout of $0.3 million to Mr. Miller.  In addition, Mr. Miller had a $3 million retention award that vested in February 2010; however, the OneBeacon Committee reduced the payout by $0.3 million to offset the amount paid to Mr. Miller for the 2007-2009 OneBeacon performance share cycle.

The OneBeacon Committee granted Mr. Miller 25,000 OneBeacon performance units and 117,536 OneBeacon performance shares for the 2009-2011 performance cycle.  The grant date value was approximately $3.9 million. The number of performance units and performance shares that will be earned will be determined after the end of 2011 based OneBeacon’s performance over the cycle compared to the targets described below.  The performance target for the performance units is 95% average adjusted combined ratio, with a combined ratio of 99% or more resulting in no payout and a combined ratio of 91% or less resulting in a 200% payout.  The OneBeacon performance units have a fixed value of $100 per unit.  For the performance shares, the OneBeacon Committee set 12% annual growth in book value per share as target performance, with a range of 5% to 19%.

Base Salary

We pay our executive officers salaries that we believe to be below-market. In 2008, we limited base salaries to a maximum of $500,000, which was the salary each of our Named Executive Officers received, other than Mr. Campbell, who received a salary of $450,000.  No changes to base salaries of the Named Executive Officers have been made since that time.

Annual Incentive Bonuses

We provide annual bonus opportunities to our executive officers.  Each Named Executive Officer participates in the annual bonus pool of his respective business unit.  As discussed above, to address the loss of retention incentives for key executives resulting from the impact of the 2008 financial crisis, the Committee doubled the size of the target bonus pool for 2009 at the WTM level.  No other changes that affect Named Executive Officers were made to the 2009 bonus programs.  The annual bonus target for each of Messrs. Barrette, Foy and Campbell was equal to 100% of his base salary and for Messrs. Waters and Miller was 50% and 75% of base salary, respectively.  The aggregate bonus pool size for each business unit could range from 0% to 200% of target, depending upon performance.  Individual bonuses can vary widely around the pool average based on individual performance and no cap (other than the size of the pool) applies to any single individual. Typically, the head of a business unit receives the average bonus percentage applicable to his business unit.

For Messrs. Barrette, Foy and Campbell, their annual incentive bonuses are designed to reward company-wide performance.  Based on the Company’s performance in 2009, the Committee awarded a bonus pool of 200% of target, and each of them received a bonus of $1,000,000.

For our operating subsidiaries (including for our Named Executive Officers at operating subsidiaries), we design our annual incentives to reward performance of the applicable subsidiary operating group.

For White Mountains Re, including for Mr. Waters, the performance objective was the uroc.  Based on a uroc of 14.7% compared to the target of 11%, the bonus pool would have been 153%.  The awarded pool was increased to 170% to reflect the successful efforts by WMRe to return substantial capital to the parent company during 2009 through the reorganization of WMRe Bermuda as a branch of WMRe Sirius.  As CEO, Mr. Waters received the pool average of 170%, or $425,000.

For OneBeacon in 2009, including for Mr. Miller, the primary performance objective required to achieve a bonus pool of 100% of target was the achievement of a combined ratio of 95% or better.  Based on OneBeacon’s performance, including the achievement of a 94.4% combined ratio, the OneBeacon Committee awarded Mr. Miller a cash bonus of $468,800, which equaled 125% of target and was the same as the overall pool percentage.

2010 Compensation Actions

In February 2010, the Committee and the OneBeacon Committee made new long-term incentive grants to and established annual bonus target levels for the Named Executive Officers based on the same factors described above with respect to grants made in 2009.   Prior to 2009, long-term incentive compensation for White Mountains executives (other than operating company executives) was typically comprised solely of WTM performance shares.  This year, the Committee granted 65% of the target shares as performance shares and 35% as restricted shares vesting on December 31, 2012.  This is expected to have the effect of moderating the volatility of the payouts and of encouraging long-term share ownership in the Company.  In addition, for the Named Executive Officers at the WTM level (Messrs. Barrette, Foy and Campbell), the Committee established target annual bonuses of 75% of salary.  The Committee reduced the target amount of the new long-term incentive compensation grants for Messrs. Foy and Campbell by the amount of the increase in their target annual bonus compared to the 50% target from 2008.  The Committee took this action to moderately increase the percentage of total compensation provided by annual incentives.  However, the bulk of each Named Executive Officer’s compensation remains based on the long-term performance of the Company.

For each recipient of a WTM performance share grant for the 2010-2012 performance cycle, the Committee established 11% annual growth in intrinsic business value per share as the performance target that would result in a payout of 100% of the target shares.  Annual growth of 4% or less would result in a payout of 0% and annual growth of 18% or more would result in a payout of 200%. To measure growth in intrinsic business value per share, the Committee looks to growth in economic value per share (weighted 50%) and growth in adjusted GAAP book value per share (weighted 50%), in each case including dividends.

In addition, in 2010 the Committee adopted a clawback policy applicable to bonuses and long-term incentive awards.  If the Company is required to restate any financial statement included in an SEC filing as a result of an employee’s misconduct, the Board may, without prejudice to any other remedies available to the Company, seek reimbursement of any bonus or long-term incentive award received by such person that relates in whole or in part to any period for which such financial statements were restated.  If the misconduct was fraud, then in addition to other actions, the Board mandatorily will seek such reimbursement.

Proposed Amendments to CEO Compensation

In late 2009 and early 2010, the Committee reviewed Mr. Barrette’s compensation and the incentives created by his options.  Given that the options are deeply out of the money and subject to continuing exercise price increases, the Committee determined that the existing incentives are no longer appropriate. Mr. Barrette and the Committee have agreed to amend the terms of the options, subject to the approval of the Company’s shareholders.  The proposed amendments, which are discussed in more detail on page 40 of this proxy statement, are as follows:

•     Extend the term of the options by three years to January 20, 2017

•     Freeze the exercise price at $742, the exercise price on February 24, 2010 and more than double current stock price

•     Extinguish 75,000 of the 200,000 options

•     Limit the potential in-the-money value of the options in excess of $100 million to 50% of the amount in excess of $100 million

In addition, the Committee determined to amend the vesting terms of the tranche of 15,000 restricted shares that were to vest if there was a change in control prior to January 20, 2012 so that those shares time vest in three equal annual installments beginning on January 20, 2013.

The Committee believes that these modifications are appropriate and in the best interest of the Company’s shareholders.

Other Elements of Compensation

Retirement Benefits

We have no active U.S. pension plans.  Benefit accruals under all our U.S. qualified pension plans and all our U.S. supplemental pension plans were frozen for all employees in 2002.

Our Named Executive Officers who are not employees of Bermuda-domiciled entities may participate in our voluntary non-qualified deferred compensation plans whereby they may defer all or a portion of their compensation. Investment options in these plans are those available in our 401(k) plans, including White Mountains common shares and OneBeacon common shares.  None of the investment options offered under these plans provides an above-market rate of interest.

Our employees may participate in our qualified 401(k) plans and eligible employees can participate in a qualified employee stock ownership plan.  We do not provide supplemental retirement benefits to any employees in connection with these plans.

Perquisites

We review the perquisites that our senior management receives.  The primary perquisites include housing allowances in special circumstances and personal use of corporate aircraft.

We allow our Named Executive Officers to use our corporate aircraft from time to time for personal reasons. The aggregate incremental cost to the Company is included, for proxy reporting purposes, as compensation to the Named Executive Officer.  For tax purposes, we comply with IRS regulations.  We do not “gross-up” our Named Executive Officers for their taxes associated with personal use of our aircraft.

Our Named Executive Officers also participate in our other benefit plans on the same terms as our other employees.  These plans include medical and health insurance, company paid life insurance (which is currently capped at $150,000 in coverage at our parent company) and charitable gift matching.

Certain Board Fees

Our Named Executive Officers do not receive director fees for serving on the Company’s board of directors or for serving on the boards of directors of our wholly-owned or majority-owned subsidiaries.  However, those Named Executive Officers who serve on the boards of directors of other companies in which we have a minority interest may receive director fees.  We consider those board fees when evaluating the compensation of our Named Executive Officers.

Employment and Severance Agreements; Change in Control

We have no long-term employment agreements with our Named Executive Officers although, from time to time, we have entered into short-term arrangements with newly hired executives governing their compensation and severance during up to their first three years with the Company. No such arrangements are in effect with our Named Executive Officers.

At our parent company, severance benefits, if any, are determined by the Committee in its sole discretion.  At our operating subsidiaries, our Named Executive Officers participate in the severance plans, if any, generally applicable at those companies.

If any of our most senior executives were to retire from the Company, we generally will consider entering into a one to three year consulting agreement with the executive that would permit the executive to earn some or all of such executive’s long-term incentive compensation then outstanding and would enable the Company to ensure a smooth transition, to receive a non-compete/non-solicit from the executive and to retain access to valuable knowledge, talents and relationships.

While the Company has no employment or severance agreement with Mr. Barrette, pursuant to the terms of his inducement grant discussed above under “Philosophy”, if Mr. Barrette is terminated without cause, any of these grants that are outstanding but unvested at that time would vest in such circumstance.

We have no standalone change in control agreements with our Named Executive Officers.  However, under our long-term incentive plans, if a change in control of the Company (or a business unit, as applicable) were to occur, certain events, such as involuntary or constructive employment termination or amendments to our incentive plans which are materially adverse to its participants, may cause stock options to become fully exercisable, restricted shares to become immediately vested and performance shares and performance units to become payable in full or in part.  Our plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

The stock option and restricted share grants made to Mr. Barrette include provisions pursuant to which such grants vest upon the occurrence of a change in control.  While as described above the Company typically has “double-trigger” change in control provisions in its long-term incentive plans, the Committee determined that, in light of the design of Mr. Barrette’s grants (principally stock options with an escalating exercise price set initially well above the current market price) and as an inducement to Mr. Barrette, immediate vesting upon a change in control was appropriate.

Tax Considerations

As a Bermuda-domiciled company, we do not receive a tax deduction for compensation paid to employees of White Mountains Insurance Group, Ltd. and, accordingly, the limitation of Section 162(m) of the Internal Revenue Code does not impact compensation paid to our Named Executive Officers who are employees of non-U.S. companies (Messrs. Barrette, Foy and Waters).  However, in the case of Named Executive Officers who are employees of subsidiaries that are organized in the United States (Messrs. Miller and Campbell), Section 162(m) would limit the deductibility of their compensation to $1,000,000 per individual to the extent that such compensation is not “performance-based” as defined in Section 162(m).  The Company is cognizant of Section 162(m) and generally seeks to structure its long-term incentive programs to permit the deductibility of the bulk of such compensation paid to these Named Executive Officers.  However, the Committee may approve compensation that will not meet the Section 162(m) requirements if, in the Committee’s judgment, structuring compensation in such manner better promotes the Company’s interests (such as with a grant of restricted shares).

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Robert P. Cochran, Chairman

Bruce R. Berkowitz

A. Michael Frinquelli

Edith E. Holiday

Lowndes A. Smith

Presentation Note:  This year, the Securities and Exchange Commission revised the presentation requirements for the Summary Compensation Table and Director Compensation Table.  The rules now require that the value of stock and option awards be shown in the year of grant at the grant date fair value.  Prior years have been restated in accordance with this new rule.  Previously, the SEC had required that the aggregate dollar amount expensed for accounting purposes for all outstanding awards be shown on these tables.  Therefore, the disclosures in this year’s Proxy Statement are not comparable to the disclosures in previous Proxy Statements.

Summary Compensation Table

The following table presents compensation earned during 2009, 2008 and 2007 by the Company’s CEO, CFO and its three other most highly compensated executive officers (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus (a) ($)	Stock Awards Granted (d) ($)		Option Awards Granted ($)		Non-Equity Incentive Plan Compen- sation (f) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (g)($)	All Other Compen- sation (h) ($)	Total ($)
Raymond Barrette	2009	500,000	1,000,000	-		-		-	-	96,173	1,596,173
Chairman and CEO	2008	500,000	-	-		-		-	-	258,975	758,975
	2007	369,231	-	28,806,500	(b)	27,158,834	(c)	-	-	476,295	56,810,860

David T. Foy	2009	500,000	1,000,000	3,501,000		-		-	-	82,554	5,083,554
Executive Vice President and CFO	2008 2007	500,000 400,000	- 100,000	3,735,000 3,715,140		- -		- -	- -	73,960 82,675	4,308,960 4,297,815

Allan L. Waters	2009	500,000	425,000	1,001,675		-		4,179,067	-	9,623	6,115,365
President and CEO of WMRe	2008	484,615	307,500	1,481,550		-		-	-	3,692	2,277,357

T. Michael Miller	2009	500,000	3,209,959	1,357,541		-		-	-	135,554	5,203,054
President and CEO of OneBeacon	2008 2007	492,308 400,000	468,800 250,000	5,019,085 6,994,000		77,791 -	(e)	1,868,257 2,033,590	- -	134,242 147,889	8,060,483 9,825,479

Reid T. Campbell	2009	450,000	1,000,000	2,236,750		-		-	2,336	18,054	3,707,140
Managing Director of	2008	448,077	300,000	2,490,000		-		-	1,827	17,960	3,257,864
White Mountains Capital, Inc.	2007	330,769	150,000	3,310,848		-		-	2,532	25,675	3,819,824

(a)          Represents annual incentive bonuses earned for the years ended December 31, 2009, 2008 and 2007.  Mr. Miller’s amount in 2009 also includes a retention bonus of $2,741,159 paid in February 2010.  See “Compensation Discussion and Analysis”.

(b)          On January 20, 2007, Mr. Barrette was granted 35,000 restricted shares with a grant date market value of $20,164,550 that vest in five equal annual installments beginning on January 20, 2008.  Mr. Barrette was also granted 15,000 restricted shares with a grant date market value of $8,641,950 that would vest in the event of a change in control of the Company before January 20, 2012.

(c)          On January 20, 2007, Mr. Barrette was granted 200,000 seven-year options that vest in five equal annual installments beginning on January 20, 2008.  The options had an initial exercise price of $650 per share that escalates each year by 5% less the annual regular dividend rate.  Under applicable SEC rules, the Summary Compensation Table is required to reflect stock awards at the grant date fair value in accordance with ASC Topic 718, not the current fair value.  As of December 31, 2009, the exercise price was $736.47 and the current fair value of Mr. Barrette’s options was approximately $5.1 million.  For a discussion of the assumptions used in calculating the grant date fair value of the awards under ASC Topic 718, see Note 11 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on February 26, 2010.

(d)          For Mr. Foy, the amounts represent the grant date market value of WTM performance shares granted in 2009, 2008 and 2007 and WTM restricted shares issued in 2009.  For Mr. Waters, the amounts represent the grant date market value of WTM phantom performance shares granted in 2009 and 2008 and WTM restricted shares issued in 2009.  For Mr. Miller, the amounts represent the grant date market value of OB performance shares granted in 2009, 2008 and 2007 and 25,600 OB restricted stock units (“RSUs”) granted in 2008.  In connection with the OneBeacon IPO, Mr. Miller’s WTM performance shares outstanding with respect to the 2005-2007 and 2006-2008 performance cycles were cancelled in 2007.  The cancelled WTM performance shares were replaced with grants of 68,700 OB performance shares for a one-year 2007 performance cycle with a grant date market value of $1,916,730 and 75,570 OB performance shares for a two-year 2007-2008 performance cycle with a grant date market value of $2,108,403. At the date of grant, the OB performance shares for the 2007 and 2007-2008 performance cycles had the same value as the WTM performance shares that were cancelled.  For Mr. Campbell, the amounts represent the grant date market value of WTM performance shares granted in 2009, 2008 and 2007 and WTM restricted shares issued in 2009 and 2007.  For all Named Executive Officers, at a maximum payout, the grant date fair value of the performance share awards would be 200% of the amounts included in the table.  See “Grants of Plan Based Awards” and “Outstanding Equity Awards at Fiscal Year End.”

(e)          Following the payment of a $2.03 extraordinary dividend by OneBeacon in 2008, the OneBeacon Compensation Committee reduced the exercise price of all outstanding option awards by the amount of the extraordinary dividend.  For Mr. Miller, the incremental fair value of the award modification calculated under ASC Topic 718 was $77,791.  See “Outstanding Equity Awards at Fiscal Year End.”

(f)         Amount represents WMRe performance units Mr. Waters earned for the 2007-2009 performance cycle and OB performance units Mr. Miller earned for the 2006-2008 and 2005-2007 performance cycles.  Performance units are incentive awards that are payable upon completion of pre-defined business goals that are settled in cash.

(g)          Represents the aggregate change in the present value of the accumulated benefit under a tax-qualified defined benefit pension plan for 2009, 2008 and 2007.  See “Pension Benefits.”

(h)          See next table for details of All Other Compensation.

All Other Compensation

The following table presents a breakout of “All Other Compensation” included in the Summary Compensation Table for 2009, 2008 and 2007:

Name	Year	Director Fees (a)	Personal use of planes (b)	Restricted stock dividends	401(k) match	Employee stock ownership plan	Total ($)
Raymond Barrette	2009	-	49,619	36,000	7,350	3,204	96,173
	2008	-	78,569	172,000	5,346	3,060	258,975
	2007	-	69,216	400,000	4,154	2,925	476,295

David T. Foy	2009	63,000	-	9,000	7,350	3,204	82,554
	2008	64,000	-	-	6,900	3,060	73,960
	2007	73,000	-	-	6,750	2,925	82,675

Allan L. Waters	2009	-	-	1,200	8,423	-	9,623
	2008	-	-	-	3,692	-	3,692

T. Michael Miller	2009	-	125,000	-	7,350	3,204	135,554
	2008	-	124,282	-	6,900	3,060	134,242
	2007	-	138,214	-	6,750	2,925	147,889

Reid T. Campbell	2009	-	-	7,500	7,350	3,204	18,054
	2008	-	-	8,000	6,900	3,060	17,960
	2007	-	-	16,000	6,750	2,925	25,675

(a)         Represents director fees paid to Mr. Foy by Symetra Financial Corporation.

(b)         For Company aircraft, amounts represent the aggregate incremental cost to the Company that is computed based upon a direct cost per hour multiplied by the number of hours of use.  For chartered flights, the incremental cost to the Company was the actual cost of the flight.

Grants of Plan-Based Awards

The following table presents grants of plan-based awards granted, except as otherwise noted, under the White Mountains Long-Term Incentive Plan (the “WTM Incentive Plan”) to the Named Executive Officers during 2009.

				Estimated Future Payouts			Estimated Future Payouts			All Other	All Other
				Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Stock	Option
			Non-	Awards (a)(b)			Awards (c)(d)			Awards:	Awards:	Exercise	Grant Date
			Equity							Number of	Number of	or Base	Fair Value
			Incentive							Shares of	Securities	Price of	of Stock
			Plan							Stock or	Underlying	Option	and Option
	Grant	Type of	Awards	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Award	(#)	($)	($)	($)	(#)	(#)	(#)	(e) (#)	(#)	($/sh)	(f) ($)
Raymond Barrette	-	-	-	-	-	-	-	-	-	-	-	-	-
David T. Foy	2/25/09	WTM Performance Shares	-	-	-	-	0	9,000	18,000	-	-	-	1,750,500
	2/25/09	WTM Restricted Shares	-	-	-	-	-	-	-	9,000	-	-	1,750,500
Allan L. Waters	2/25/09	WTM Phantom Performance Shares	-	-	-	-	0	3,950	7,900	-	-	-	768,275
	2/25/09	WTM Restricted Shares	-	-	-	-	-	-	-	1,200	-	-	233,400
	2/25/09	WMRe Performance Units	2,630	0	3,596,870	-	-	-	-	-	-	-	-
T. Michael Miller	2/24/09	OB Performance Shares	-	-	-	-	0	117,536	235,072	-	-	-	1,357,541
	2/24/09	OB Performance Units	25,000	0	2,500,000	5,000,000	-	-	-	-	-	-	-
Reid T. Campbell	2/25/09	WTM Performance Shares		-	-	-	0	6,000	12,000	-	-	-	1,167,000
	2/25/09	WTM Restricted Shares	-	-	-	-	-	-	-	5,500	-	-	1,069,750

(a)          On February 25, 2009, Mr. Waters was granted 2,630 WMRe performance units for the 2009-2011 performance cycle granted under the White Mountains Re Incentive Plan.  Each unit is initially valued at $1,000 and compounds in value based on White Mountains Re’s uroc during the performance period.  A uroc of 4% or less (Threshold) would result in no payout.  A uroc of 11% would result in a target payout of 100%.  A uroc of 18% or more (Maximum) would result in a 200% payout.  Payouts for results in between are determined by linear interpolation.

(b)          On February 24, 2009, Mr. Miller was granted 25,000 OB performance units for the 2009-2011 performance cycle granted under the OneBeacon Incentive Plan.  Each unit has a fixed value of $100. An OB adjusted combined ratio of 99% or more (Threshold) would result in no payout.  An adjusted combined ratio of 95% would result in a target payout of 100%.  An adjusted combined ratio of 91% or lower (Maximum) would result in a 200% payout.  Payouts for results in between are determined by linear interpolation.

(c)          On February 25, 2009, Messrs. Foy, Waters and Campbell were granted WTM performance shares for the 2009-2011 performance cycle.  Mr. Waters’ grant was granted under the White Mountains Re Incentive Plan.  Growth in WTM’s intrinsic business value per share of 3% or less (Threshold) would result in no payout.  Growth in intrinsic business value per share of 10% would result in a target payout of 100%.  Growth in intrinsic business value per share of 17% or more (Maximum) would result in a payout of 200%.  Payouts for results in between are determined by linear interpolation.

(d)          On February 24, 2009, Mr. Miller was granted OB performance shares for the 2009-2011 performance cycle granted under the OneBeacon Incentive Plan.  Growth in OB’s intrinsic business value per share of 5% or less (Threshold) would result in no payout.  Growth in intrinsic business value per share of 12% would result in a target payout of 100%.  Growth in intrinsic business value per share of 19% or more (Maximum) would result in a payout of 200%.  Payouts for results in between are determined by linear interpolation.

(e)   On February 25, 2009, Messrs. Foy, Waters and Campbell were granted restricted shares that vest on December 31, 2010.

(f)            Represents the grant date fair value (based on a market price of $194.50 for White Mountains and $11.55 for OneBeacon) as determined in accordance with ASC Topic 718 without regard to forfeitures.  Assuming a maximum 200% payout, the grant date fair value of the performance shares granted to Messrs. Foy, Waters, Miller and Campbell would be $3,501,000, $1,536,550, $2,715,082 and $2,334,000.

Outstanding Equity Awards at Fiscal Year-End

The following table presents outstanding equity awards under the WTM Incentive Plan, except as otherwise noted, to the Named Executive Officers as of December 31, 2009.

		Option Awards (a)(b)					Stock Awards (c)(d)(e)
Name	Type of Award	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Raymond Barrette	WTM Restricted Shares	-	-	-	-	-	21,000	6,985,860	-	-
	WTM Restricted Shares	-	-	-	-	-	15,000	4,989,900	-	-
	WTM Non-Qualified Options	80,000	120,000	-	736.47	1/20/14	-	-	-	-
David T. Foy	WTM Performance Shares	-	-	-	-	-	-	-	16,500	4,504,410
	WTM Restricted Shares	-	-	-	-	-	9,000	2,993,940	-	-
Allan L. Waters	WTM Phantom Performance Shares	-	-	-	-	-	-	-	6,925	1,976,936
	WTM Restricted Shares	-	-	-	-	-	1,200	399,192	-	-
T. Michael Miller	OB Performance Shares	-	-	-	-	-	-	-	319,720	5,898,529
	OB Restricted Stock Units	-	-	-	-	-	-	-	23,467	430,150
	OB Non-Qualified Options	92,609	185,217	-	27.97	5/9/12	-	-	-	-
Reid T. Campbell	WTM Performance Shares	-	-	-	-	-	-	-	11,000	3,002,940
	WTM Restricted Shares	-	-	-	-	-	7,500	2,494,950	-	-

(a)          As of December 31, 2009, Mr. Barrette had 200,000 Non-Qualified Options to acquire the Company’s common shares that were granted to him on January 20, 2007.  The Non-Qualified Options vest in five equal installments beginning on January 20, 2008.  The options had an initial exercise price of $650 per common share that escalates at an annual rate of 5% less the annual regular dividend rate.

(b)          As of December 31, 2009, Mr. Miller had 277,826 OB Options outstanding that were granted to him on October 18, 2006 under the OneBeacon Incentive Plan.  The OB Options vest in equal installments on each of the third, fourth and fifth anniversaries of the date of the OB IPO, November 8, 2006, and expire on May 9, 2012.  The options initially had an exercise price of $30.00.  On May 27, 2008, the OneBeacon Compensation Committee amended the exercise price to $27.97 as a result of the $2.03 per share extraordinary dividend OneBeacon paid in the first quarter of 2008.

(c)          Stock awards not yet vested at December 31, 2009 include:  (1) restricted shares granted on January 20, 2007 to Mr. Barrette (35,000 restricted shares) that vest in five equal annual installments beginning on January 20, 2008, (2) restricted shares granted on January 20, 2007 to Mr. Barrette (15,000 restricted shares) that vest in the event of a change in control of the Company before January 20, 2012, (3) restricted shares granted on February 25, 2009 to Mr. Foy (9,000 restricted shares), Mr. Waters (1,200 restricted shares) and Mr. Campbell (5,500 restricted shares) that vest on December 31, 2010 and (4) restricted shares granted to Mr. Campbell on February 21, 2007 (2,000 restricted shares) that vest on February 21, 2010.  Market values are based on the December 31, 2009 closing market price of $332.66.

(d)          Equity incentive plan awards not yet vested at December 31, 2009 include: (1) WTM performance shares granted for the 2009-2011 performance cycle to Mr. Foy (9,000 target performance shares), Mr. Waters (3,950 target performance shares granted under the White Mountains Re Incentive Plan) and Mr. Campbell (6,000 target performance shares), (2) WTM performance shares granted for the 2008-2010 performance cycle to Mr. Foy (7,500 target performance shares), Mr. Waters (2,975 target performance shares granted under the White Mountains Re Incentive Plan) and Mr. Campbell (5,000 target performance shares), (3) OB performance shares granted to Mr. Miller for the 2009-2011 performance cycle (117,536 target OB performance shares) and the 2008-2010 performance cycle (202,184 target OB performance shares) and (4) 23,467 OB RSUs issued to Mr. Miller under the OneBeacon Incentive Plan that remain outstanding.  Payout values for WTM performance shares are based on the December 31, 2009 closing market price of $332.66, at an estimated payout of 150% of target for the 2009-2011 performance cycle and 0% of target for the 2008-2010 performance cycle and includes dividends accrued since the grant date. Payout values for OB performance shares are based on the December 31, 2009 closing market price of $13.78, at an estimated payout of 200% of target for the 2009-2011 performance cycle and 87.6% of target for the 2008-2010 performance cycle.  The payout value for the 2009-2011 OB performance share cycle includes dividends accrued since the grant date.  Payout value for the OB RSUs is based on the December 31, 2009 closing market price of $13.78 and includes dividends accrued since February 2007.

(e)          Excludes WTM performance shares for the 2007-2009 performance cycle, which expired unearned.

Option Exercises and Stock Vested

The following table presents option exercises and stock awards that vested in 2009 for certain Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Type of Award		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Raymond Barrette	-	-	WTM Restricted Shares	(a)	7,000	1,722,700
T. Michael Miller	-	-	OB Performance Shares	(b)	15,110	258,841
Reid T. Campbell	(c) 900	130,221	-		-	-

(a)   Represents an installment of 7,000 restricted shares that vested on January 21, 2009.  The value realized on vesting was based on a market price of $246.10 on January 20, 2009.

(b)   Represents a 14.2% payout of the 106,411 target OB performance shares granted to Mr. Miller for the 2007-2009 performance cycle.  The value realized on vesting was determined based on the average of the high and low market price of OneBeacon common shares on February 23, 2010, the date the awards were determined by the OneBeacon Compensation Committee, and includes the extraordinary dividend of $2.03 per common share paid in 2008.

(c)   On December 27, 2009, Mr. Campbell exercised 900 Incentive Options to acquire the Company’s common shares that were granted to him on February 28, 2000.  The value realized on exercise was determined based on market price on the exercise date of $332.98 less the exercise price of $188.29.

Pension Benefits

The following table presents the present value of accumulated benefits payable as of December 31, 2009 under the OneBeacon Pension Plan and the OneBeacon Excess Plan (collectively the “OneBeacon Plans”) for the only participating Named Executive Officer.  The table includes the number of years of service credited to the Named Executive Officer, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  The other Named Executive Officers did not participate in any defined pension plans sponsored by White Mountains.

Name	Plan Name (a)	Number of Years Credited Service (#) (b)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Reid T. Campbell	OneBeacon Plans	1.6	$25,434	-

(a)   The OneBeacon Plans were frozen effective December 31, 2002.  White Mountains does not sponsor any other defined benefit pension plans.

(b)   Due to the freeze, Mr. Campbell’s number of years of credited service and average annual compensation remain the same as they were on December 31, 2002.

Nonqualified Deferred Compensation

The Named Executive Officers did not participate in any nonqualified deferred compensation plans sponsored by White Mountains in 2009.

Potential Payments Upon Termination or Change in Control

Employment and Severance Agreements

We have no long-term employment agreements with our Named Executive Officers although from time to time we have entered into short-term arrangements with newly hired executives governing their compensation and severance for a period of up to their first three years with the Company.

Long-Term Incentive Plans

Under our long-term incentive plans, certain events, such as retirement, death or disability, or the occurrence of both a change in control of the Company (or a business unit, as applicable) and an involuntary or constructive employment termination or materially adverse amendments to such plans, may result in unvested stock options becoming exercisable, restricted shares becoming vested and performance shares and performance units becoming payable in full or in part.  Below is a description of the payments to which each of our Named Executive Officers would be entitled assuming in each case that such events occurred on December 31, 2009.

Voluntary Termination of Employment

Had any of our Named Executive Officers voluntarily terminated their employment on December 31, 2009, their outstanding long-term incentive grants (other than vested stock options) would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the Compensation Committee.

Involuntary Termination of Employment

Had Messrs. Foy, Waters or Campbell been terminated without cause after December 31, 2009, 50% of the terminated person’s restricted shares that were granted on February 25, 2009 would vest.  All other outstanding long-term incentive grants (other than vested stock options) would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the Compensation Committee.

Retirement

Had any of our Named Executive Officers retired on December 31, 2009, their outstanding long-term incentive grants (other than vested stock options) would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the Compensation Committee.

Death or Disability

Had any of our Named Executive Officers died or become disabled on December 31, 2009, they would have been entitled to pro rata vesting of their performance shares, full vesting of their restricted shares, pro rata vesting of their performance units  and vesting of all or a portion of their unvested stock options.  In addition, Mr. Miller would have been entitled to partial vesting of his RSUs.  Under this scenario, Messrs. Barrette, Foy, Waters, Miller and Campbell would have been entitled to receive $11,975,760, $7,948,510, $10,959,563, $4,512,654 and $5,613,645, respectively.

For purposes of computing the amounts above, performance shares, restricted shares and Mr. Miller’s RSUs were valued at the December 31, 2009 common share closing market price ($332.66 for White Mountains and $13.78 for OneBeacon).  WMRe performance units were valued at actual value as of December 31, 2009.  OneBeacon performance units have a value of $100 per unit.  The WTM performance shares would vest pro-rated for time and at 100% of target.  The OneBeacon performance shares would vest pro-rated for time and OneBeacon’s actual performance through the end of 2009 (but at not less than 50%).  The White Mountains Re performance units would vest pro-rated for time and White Mountains Re’s actual performance through the end of 2009. The OneBeacon performance units would vest pro-rated for time and OneBeacon’s actual performance through the end of 2009.  For the OneBeacon RSUs, 75% of the first installment and 100% of the second installment would vest.  None of the stock options held by our Named Executive Officers were in-the-money at December 31, 2009.

Change in Control

Had both a change in control of the Company (or a business unit, as applicable) and an involuntary termination, constructive termination or materially adverse amendments to our long-term incentive plans occurred on December 31, 2009, our Named Executive Officers would have been entitled to full vesting of their performance shares (except for Mr. Miller’s OneBeacon performance shares that would vest on a pro rata basis), full vesting of their restricted shares, pro rata vesting of their performance units at up to 200% of target (and at not less than target) and all or a portion of their unvested stock options.  In addition, Mr. Miller would have been entitled to full vesting of his RSUs and total retention awards of $6,000,000.  Under this scenario, Messrs. Barrette, Foy, Waters, Miller and Campbell would have been entitled to receive up to $11,975,760, $18,558,300, $13,612,436, $11,379,550 and $12,502,486, respectively.

For purposes of computing the amounts above, performance shares, restricted shares and Mr. Miller’s RSUs were valued at the December 31, 2009 common share closing market price ($332.66 for White Mountains and $13.78 for OneBeacon).  White Mountains Re performance units were valued as of September 30, 2009.  OneBeacon performance units have a value of $100 per unit.  The WTM performance shares would vest at 200% of target.  The OneBeacon performance shares and performance units would vest pro-rated for time and at 100% of target.  The White Mountains Re performance units would vest pro-rated for time and at 100% of target.  None of the stock options held by our Named Executive Officers were in-the-money at December 31, 2009.

Our long-term incentive plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

Director Compensation

The following table summarizes director compensation for 2009 (for directors other than Named Executive Officers):

Director	Fees Paid (a) ($)	Stock Awards (b) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation (c) ($)	Total ($)
Bruce R. Berkowitz	204,000	21,462	-	-	-	-	225,462
Yves Brouillette	130,000	21,462	-	-	-	-	151,462
Howard L. Clark, Jr.	149,000	21,462	-	-	-	-	170,462
Robert P. Cochran	161,000	21,462	-	-	-	-	182,462
Morgan W. Davis	116,000	21,462	-	-	-	227,000	364,462
A. Michael Frinquelli	187,000	21,462	-	-	-	-	208,462
George J. Gillespie, III	114,000	21,462	-	-	-	-	135,462
John D. Gillespie (d)	124,000	21,462	-	-	-	-	145,462
Edith E. Holiday	161,000	21,462	-	-	-	-	182,462
Lowndes A. Smith	260,000	21,462	-	-	-	536,300	817,762

(a)   Named Executive Officers do not receive any additional compensation for their role as a director.  Each director is provided a $100,000 annual cash retainer. Additional cash retainers in the following amounts are provided to those directors serving in the following roles: Chairman of the Audit Committee ($100,000), Chairman of any other Board committee ($25,000) and members of the Audit Committee ($15,000).  Retainers relate to the twelve-month period from May 2008 through April 2009, inclusive, and are typically pro-rated for partial year service.  Each director received Board and Board committee meeting fees of $4,000 per meeting when such meetings were attended in person and $2,000 per meeting when such meetings were attended by telephone.

(b)   On June 4, 2009, all non-management directors received an annual grant of 100 common shares valued at $214.62 per share, the market price on such date.

(c)   All other compensation shown for Mr. Davis includes $87,000 in director compensation paid to him as a director of OneBeacon, $100,000 in director compensation paid to him as a director of Answer Financial, Inc. and $40,000 in director compensation paid to him as a director of Esurance.  Amount shown for Mr. Smith represents $274,500 in director compensation paid to him in cash and OneBeacon shares as Chairman of OneBeacon and $261,800 in director compensation paid to him as Chairman of Symetra Financial Corporation.

(d)   Pursuant to a consulting agreement, Prospector was granted 8,000 performance shares for the 2007-2009 performance cycle, of which none were earned, 9,600 performance shares for the 2008-2010 performance cycle and 10,800 performance shares for the 2009-2011 performance cycle.  Amounts related to Prospector’s performance shares have not been included in this table.  See “Transactions with Related Persons, Promoters and Certain Control Persons.”

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Prospector

Mr. John Gillespie is the founder and Managing Member of Prospector.  Prospector serves as a discretionary adviser with respect to specified assets, primarily equity securities, managed by WM Advisors on behalf of White Mountains and other clients of WM Advisors. Pursuant to an investment management agreement with WM Advisors (the “WMA Agreement”),  Prospector charged WM Advisors fees based on the following schedule: 100 basis points on the first $200 million of assets under management; 50 basis points on the next $200 million; and 25 basis points on amounts over $400 million.  At December 31, 2009, Prospector managed a total of approximately $350 million of assets for WM Advisors under this arrangement.  Of this total, $139 million were assets of White Mountains (excluding any OneBeacon assets) and $208 million were assets of third party accounts managed by WM Advisors. The third party accounts are each separately subject to the above fee schedule.

Prospector has a separate investment management agreement with OneBeacon (the “OneBeacon Agreement”) pursuant to which Prospector supervises and directs specified assets, primarily equity securities, including assets in OneBeacon’s defined benefit and defined contribution plans (the “ERISA Assets”).  The fee schedule under the OneBeacon Agreement is identical to the WMA Agreement fee schedule.  At December 31, 2009, Prospector managed approximately $575 million of assets for OneBeacon under this arrangement, including $244 million of ERISA Assets.

During 2009, Prospector earned $6.5 million in total fees pursuant to the WMA Agreement and the OneBeacon Agreement.

Prospector also advises White Mountains on matters including capital management, asset allocation, private equity investments and mergers and acquisitions. Pursuant to a Consulting Agreement for those services, Prospector was granted 9,200 performance shares for the 2010-2012 performance cycle, 10,800 performance shares for the 2009-2011 performance cycle, and 9,600 performance shares for the 2008-2010 performance cycle.  In accordance with the terms of the WTM Incentive Plan, performance against target governing the performance shares will be confirmed by the Compensation Committee of the Board following the end of each performance cycle and the number of performance shares actually awarded at that time will range from 0% to 200% of the target number granted.  Based on the Company’s performance, Prospector received no payment with respect to 8,000 performance shares that had been granted for the 2007-2009 performance cycle as the payout was 0%.  Unless and until the Consulting Agreement has been terminated, and subject to the approval of the Compensation Committee, at the beginning of each performance cycle Prospector is to be granted performance shares with a value of approximately $4.5 million.  The Compensation Committee establishes the performance target for such performance shares.

Pursuant to a revenue sharing agreement, Prospector has agreed to pay White Mountains 6% of the revenues in excess of $500,000 of certain of Prospector’s funds in return for White Mountains having made a founding investment in 1997.  During 2009, White Mountains earned $0.2 million under this arrangement.

At December 31, 2009, White Mountains had $144 million invested in limited partnership investment interests managed by Prospector.  (This total includes $42 million of OneBeacon assets.)  In addition, Messrs. Barrette, Davis, George Gillespie, John Gillespie, and Waters, each a director of the Company, and Reid T. Campbell, an executive officer of the Company, owned limited partnership investment interests managed by Prospector as of such date.

Other relationships and transactions

Mr. Clark, a director of the Company, has been Vice Chairman of Barclays Capital since 2008. Barclays has, from time to time, provided various services to White Mountains including investment banking services, brokerage services, underwriting of debt and equity securities and financial consulting services.

Mr. George Gillespie, a director of the Company, serves as Special Counsel to CS&M.  CS&M performs legal services for the Company.

Mr. John Gillespie, a director of the Company, indirectly through general and limited partnership interests holds a 33% interest in Dowling & Partners Connecticut Fund III, LP (“Fund III”).  Two of the Company’s indirect subsidiaries, OneBeacon Professional Insurance (“OBPI”) and White Mountains Specialty Underwriting, Inc. (“WMSUI”), had previously borrowed approximately $8 million and $7 million, respectively, from Fund III in connection with an incentive program sponsored by the State of Connecticut known as the Connecticut Insurance Reinvestment Act (the “CIR Act”).  The CIR Act provides for Connecticut income tax credits to be granted for qualifying investments made by approved fund managers.  Both loans were repaid in full during 2006.  The loans were qualifying investments which generated tax credits to be shared equally between Fund III on the one hand and OBPI and WMSUI on the other.  As a result of his interest in Fund III, during 2009, Mr. Gillespie generated approximately $0.5 million in such tax credits.

Until November 2009, White Mountains leased a building partially owned by Mr. John Gillespie and trusts for the benefit of members of his family (the “Gillespie Trusts”).  For 2009, the rental payments attributable to Mr. Gillespie’s ownership in the building totaled approximately $6,000 and the rental payments attributable to the Gillespie Trusts’ ownership in the building totaled approximately $51,000.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Audit Committee Charter states that the Audit Committee shall approve any related or affiliated person transactions and review disclosures thereof. In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors its deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related persons’ economic interest in the transaction.  For purposes of Audit Committee approval, a related person transaction is defined as any transaction that is required to be reported under Item 404 of SEC Regulation S-K.

During 2009, the Audit Committee approved all Transactions with Related Persons occurring since the beginning of the Company’s calendar year.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 with respect to the common shares that may be issued under White Mountains’ existing incentive compensation plans.  Performance shares awarded under the WTM Incentive Plan are typically paid in cash, though they may be paid in the Company’s common shares at the election of the Board or a Committee of the Board.  For that reason, these plans are listed in the Equity Compensation Plan Table below.  Grants of phantom performance shares made under subsidiary incentive plans (which are payable in cash) and grants made under the OneBeacon Incentive Plan (which are payable in OneBeacon common shares) are excluded from this table.

	(1)	(2)	(3)
Plan category	Number of securities that may be issued upon exercise or vesting of outstanding options, warrants and rights at target	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity compensation plans approved by security holders - WTM Incentive Plan:			674,610 (b)
Performance shares	159,154	$ 0
Incentive Options (a)	2,400	188.43

(a)   The Incentive Options were granted in 2000 at an exercise price equal to the underlying market price of common shares on the date of grant.  The exercise price escalates on a straight-line basis by 6% per annum over their ten-year life. The weighted average price shown above represents the effective exercise price per Incentive Option at December 31, 2009.  As of March 29, 2010, all of the Incentive Options have been exercised.

(b)   Under NYSE rules, common shares remain available for issuance when the Company pays cash or establishes deferred compensation balances in the settlement of its performance share obligations (which is typically the case) rather than issuing common shares.  However, the Compensation Committee has taken a more conservative approach by counting the number of performance shares granted at “target” against the WTM Incentive Plan inventory.  Under the Company’s approach, as of March 29, 2010, 59,580 common shares remained available for grant at target under the WTM Incentive Plan, which could result in up to 119,160 common shares being issued.

AUDIT COMMITTEE REPORT

In connection with the audit of the Company’s financial statements for the year ended December 31, 2009, the Audit Committee has: (1) reviewed and discussed with management and PwC the Company’s audited financial statements for the year ended December 31, 2009, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of the Company’s internal control over financial reporting; (2) reviewed and discussed with PwC the matters required by Statement of Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board rules and discussed with PwC their independence.

Based on these reviews and discussions, the Audit Committee determined that the non-audit fees billed by PwC for services performed in 2009 and 2008 (as presented herein) are compatible with maintaining their independence.  Further, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to the Members at the 2010 Annual Meeting.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements as well as for establishing and maintaining adequate internal control over financial reporting.  The Company’s independent registered public accounting firm, PwC, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with Generally Accepted Accounting Principles (“GAAP”).  In addition, PwC is responsible for expressing its opinion on the effectiveness of the Company’s internal control over financial reporting.  It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP; that, as described above, is the responsibility of management and PwC.  In giving its recommendation to the Board, the Audit Committee has relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (2) the reports of PwC with respect to such financial statements.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities.  The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually, is updated as necessary and is available for viewing at www.whitemountains.com.

Lowndes A. Smith, Chairman

Bruce R. Berkowitz

A. Michael Frinquelli

Edith E. Holiday

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee, pursuant to its policy, pre-approves the scope and fees for all services performed by PwC.  Annually, the Audit Committee receives and pre-approves a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financials. All other audit, audit-related and non audit-related services rendered by PwC also require pre-approval, which may be granted in accordance with the provisions of the policy either (a) at a meeting of the full Audit Committee, (b) on an interim basis by the Chairman of the Audit Committee, provided that the requested services are not expressly prohibited and are ratified by the full Audit Committee at its next regularly scheduled meeting, or (c) on a per-project basis through specific compliance with pre-approved definitions of services that do not exceed per-project limits established by the Audit Committee, provided that any such services are authorized by the Company’s General Auditor or his/her designee and that the General Auditor makes a full report of all services pre-approved per the policy at the next regularly scheduled Committee meeting.

It is the intent of the policy to assure that PwC’s performance of audit, audit-related and non audit-related services are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the Audit Committee under its policy include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal and valuation services; fairness opinions; contribution-in-kind reports; certain actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit.  All services performed by PwC during 2009 and 2008 were pre-approved in accordance with the policy described above.

The services performed by PwC in 2009 and 2008 are described below. PwC does not provide any services to the Company prohibited under applicable laws and regulations, such as financial information systems design and implementation.  From time to time, PwC may perform permissible consulting services for the Company, provided they have been pre-approved in accordance with the policy described above. To the extent consulting services are provided by PwC, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of PwC. The independence of PwC is also considered annually by the Audit Committee.

The following table sets forth the approximate aggregate fees billed by PwC for professional services provided in 2009 and 2008:

	2009 (e)	2008 (e)

Audit Fees (a)	$ 4,483,330	$ 5,227,478

Audit-Related Fees (b)	440,791	469,721

Tax Fees (c)	877,735	1,373,899

All Other Fees (d)	40,846	35,846

(a)   The fees in this category were for professional services rendered in connection with (1) the audits of the Company’s annual financial statements, including the Company’s internal control over financial reporting, included in the Company’s Annual Report on Form 10-K, (2) the review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q, (3) audits of the Company’s subsidiaries that are required by statute or regulation, and (4) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as consents.

(b)   The fees in this category were for professional services rendered in connection with (1) accounting and reporting consultations, (2) internal control reviews, (3) employee benefit plan audits, (4) services related to certain transactions (primarily the exchange agreement with Berkshire Hathaway Inc. and the acquisition of Answer Financial, Inc. in 2008), (5) agreed upon procedures and (6) other regulatory requirements.

(c)   The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

(d)   The fees in this category were for (1) advisory services in connection with new international regulatory requirements (2) advisory services in connection with the establishment of international operations (3) access to PwC’s proprietary technical research and tax filing software (4) participation in an annual survey conducted by PwC and (5) translation services.

(e)   The fees reported include expense reimbursements of $277,868 and $325,135 in 2009 and 2008, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of common shares, the executive officers, directors and greater than 10% Members are believed to have filed all reports required under Section 16(a) of the Exchange Act on a timely basis during 2009 and prior years except for: 1) Mr. Cochran with respect to a sale of 10,100 common shares for his benefit by his employer on April 23, 2008, and 2) Mr. Berkowitz with respect to a gift of 7,074 common shares by East Lane LLC, where he is the Managing Member, on September 11, 2008.

PROPOSAL 2

ELECTION OF DIRECTORS OF
SIRIUS INTERNATIONAL INSURANCE CORPORATION (“WMRE SIRIUS”)

Bye-law 77 of the Company provides that the Board of Directors of any wholly-owned operating subsidiary of the Company incorporated under the laws of Bermuda or any other company designated by the Board, such as WMRe Sirius, be elected by the Company’s Members.

Proposal 2 calls for the election of Messrs. Brian E. Kensil (age 52, CFO of WMRe), Göran A. Thorstensson (age 63, President and CEO of WMRe Sirius), and Waters and Ms. Eivor A. Pettersson (age 55, by appointment of WMRe Sirius’s employee union), to the Board of Directors of WMRe Sirius.

None of the director nominees will receive any compensation for their services as a director of WMRe Sirius.

The Board recommends a vote FOR Proposal 2 which calls for the election of the director nominees of WMRe Sirius.

PROPOSAL 3

ELECTION OF DIRECTORS OF
SCANDINAVIAN REINSURANCE COMPANY LTD. (“SCAN RE”)

Bye-law 77 of the Company provides that the Board of Directors of any wholly-owned operating subsidiary of the Company incorporated under the laws of Bermuda, such as Scan Re, or any other company designated by the Board, be elected by the Company’s Members.

Proposal 3 calls for the election of Messrs. Warren J. Trace (age 53, President and CEO of White Mountains Re Bermuda Ltd.), and Waters, and Ms. Christine H. Repasy (age 53, Managing Director and General Counsel of WMRe) to the Board of Directors of Scan Re.

None of the director nominees will receive any compensation for their services as a director of Scan Re.

The Board recommends a vote FOR Proposal 3 which calls for the election of the director nominees of Scan Re.

PROPOSAL 4

ELECTION OF DIRECTORS OF

WHITE MOUNTAINS RE BERMUDA, LTD. (“WMRe BDA”)

Bye-law 77 of the Company provides that the Board of Directors of any wholly-owned operating subsidiary of the Company incorporated under the laws of Bermuda, such as WMRe BDA or any other company designated by the Board, be elected by the Company’s Members.

Proposal 4 calls for the election of Messrs. Jeffrey W. Davis (age 45, Chief Actuary of WTM and WMRe), Kensil, Trace, and Waters, and Ms. Repasy to the Board of Directors of WMRe BDA.

None of the director nominees will receive any compensation for their services as a director of WMRe BDA.

The Board recommends a vote FOR Proposal 4 which calls for the election of the director nominees of WMRe BDA.

PROPOSAL 5

ELECTION OF DIRECTORS OF

WHITE MOUNTAINS LIFE REINSURANCE (BERMUDA) LTD. (“WM Life Re”)

Bye-law 77 of the Company provides that the Boards of Directors of any wholly-owned operating subsidiary of the Company which is incorporated under the laws of Bermuda, such as WM Life Re, or any other company designated by the Board, be elected by the Company’s Members.  WM Life Re was formed to pursue opportunities in life reinsurance.

Proposal 5 calls for the election of Messrs. Barrette, Henry K. Cheng (age 32, President of WM Life Re), and David T. Foy (age 43, CFO of WTM), and Ms. Jennifer Pitts (age 44, Corporate Secretary of WTM) to the Board of Directors of WM Life Re.

None of the director nominees will receive any compensation for their services as a director of WM Life Re.

The Board recommends a vote FOR Proposal 5 which calls for the election of the director nominees of WM Life Re.

PROPOSAL 6

ELECTION OF DIRECTORS OF
ANY NEW NON-UNITED STATES OPERATING SUBSIDIARIES

Bye-law 77 of the Company provides that the Boards of Directors of any wholly-owned operating subsidiary of the Company which is incorporated under the laws of Bermuda, or any other company designated by the Board, be elected by the Company’s Members.

Proposal 6 calls for the election of Messrs. Barrette, Foy, and Trace and Ms. Pitts to the Boards of Directors of any wholly-owned, non-United States operating subsidiary that may be formed by the Company in the future.

None of the nominees will receive any compensation for their services as a director of any such company.

The Board recommends a vote FOR Proposal 6 which calls for the election of the director nominees of any new non-United States operating subsidiaries.

PROPOSAL 7

APPROVAL OF AMENDMENTS TO, AND PERFORMANCE CRITERIA IN, THE COMPANY’S
LONG-TERM INCENTIVE PLAN (“LTIP”)

Members are being asked to approve amendments to the Company’s Long-Term Incentive Plan at the 2010 Annual Meeting and to approve, for purposes of compliance with exclusions from the limitations of Section 162(m) of the Code, the performance criteria that the Compensation Committee may use in setting performance goals applicable to awards of performance shares and performance units. On February 24, 2010, the Board of Directors approved, subject to the approval of the Company’s Members, a series of amendments to the Incentive Plan to: (i) create a new inventory of 250,000 common shares which may be granted “at target” under the Incentive Plan (and, accordingly, up to 500,000 common shares may be issued if all awards were performance share awards that paid out at 200% of target as a result of Company performance exceeding performance targets and were settled in common shares), (ii) give the Compensation Committee “negative discretion” to reduce amounts earned under awards that are subject to performance criteria, including amounts payable on the occurrence of “trigger events” following a change in control, (iii) permit awards of stock appreciation rights that are not linked to stock options, and (iv) make certain administrative amendments to the Incentive Plan.

In May 2005, Members authorized a new inventory of 400,000 common shares for grants “at target” under the Incentive Plan.  Accordingly, up to 800,000 common shares were potentially available for issuance if all grants made from such inventory were performance share grants that paid out at 200% of target and were settled in common shares, rather than in cash or deferred compensation balances. The inventory available for future “at target” grants is now essentially depleted and the Compensation Committee is seeking Member authorization for a new inventory of 250,000 common shares (approximately 3% of the outstanding common shares of the Company at March 22, 2010) available for future “at target” grants of any awards which may be made under the Incentive Plan (and, accordingly, up to 500,000 common shares may be issued to settle awards under the 200% performance scenario described above).  The requested authorization is currently expected to provide sufficient inventory for approximately four years of future performance share and restricted share grants (commencing with the 2011-2013 performance cycle).

In addition, the Incentive Plan details performance criteria that may be used by the Compensation Committee as a condition to the vesting and payment of performance share and performance unit awards to participants. See “Description of the Incentive Plan-Performance Shares and Performance Units.” Under Code Section 162(m), the performance criteria generally must be submitted to and approved by stockholders at least every five years. If the performance criteria are not approved by the Members, the Company may be unable to deduct for federal tax purposes some or all of the value of certain awards that may be granted under the Incentive Plan. The performance criteria set forth in the Incentive Plan were last approved by Members at the 2005 Annual Meeting.

Background

The Company believes that its long-term compensation should be based on “pay for performance” and further believes that management should be incentivized to act like owners. With these objectives in mind, the Compensation Committee believes that the proposed amendments to the Incentive Plan would allow the Company to continue to closely align the financial interests of management with those of the Company’s Members. This summary of the material terms of the Incentive Plan is qualified in its entirety by reference to Appendix A attached to this Proxy Statement.

Description of the Incentive Plan

Awards. The Incentive Plan provides for the grant of performance shares, performance units, stock options, stock appreciation rights and restricted shares.

Administration. The Compensation Committee administers the Incentive Plan and has the authority to select employees, directors and consultants to receive awards under the Incentive Plan, determine the type, size and terms of awards granted under the Incentive Plan, interpret the Incentive Plan and related awards and establish, amend and rescind rules and regulations relating to the Incentive Plan.

Common Shares. As described above, the proposed amendments would provide that up to an additional 250,000 common shares could be granted “at target” under the Incentive Plan with up to 500,000 common shares actually issuable if all grants were made as performance share grants that paid out at 200% of target and were settled with common shares.  The Compensation Committee expects to issue a mix of restricted shares and performance shares from the new inventory.

As of the close of trading on March 22, 2010, the value of a common share was $353.30.

Eligibility. Any director, key employee or consultant of the Company or any of its subsidiaries designated by the Compensation Committee is eligible to receive an award under the Incentive Plan. As of the date of this Proxy Statement, the Compensation Committee anticipates granting awards to up to approximately 50 directors, key employees and consultants of the Company and its subsidiaries.

Performance Shares and Performance Units. Performance shares are awards of phantom common shares some or all of which are earned if performance goals established by the Compensation Committee at the time of grant (or within a limited period of time thereafter as permitted by Code Section 162(m)) are satisfied over a specified award period. Based on the level of performance against established goals, the number of performance shares earned can range from 0% to 200% of the number of target shares originally granted. The value earned by a participant pursuant to an award of performance shares is generally equal to the number of award shares earned with respect to the award period multiplied by the fair market value of a common share on or about the date the award value is determined by the Compensation Committee. Performance shares are typically paid in cash, though all or a portion may be settled in common shares at the election of the Compensation Committee. The maximum amount of performance shares that can be granted to a participant pursuant to an award of performance shares with respect to any particular award period of one year or more cannot exceed 25,000 common shares.

The Incentive Plan also provides for the grant of performance units. Performance units are awards of phantom units that are paid out if performance goals established by the Compensation Committee at the time of grant are satisfied over a specified award period. Based on the level of performance against established goals, the number of performance units earned can range from 0% to 200% of the number of target units originally granted. The value earned by a participant pursuant to an award of performance units is equal to the number of performance units earned over the award period multiplied by the unit value specified by the Compensation Committee for such award (typically $100 or a multiple thereof) increased by a growth factor specified by the Compensation Committee (typically a measure of growth in value of the Company, any of its subsidiaries or any combination thereof over the award period). The maximum amount of compensation that can be earned by a participant with respect to a grant of performance units made in any single year cannot exceed $25,000,000.

Awards of performance shares and performance units are generally forfeited if any participant terminates employment with the Company and its subsidiaries prior to the end of the award period for any reason other than death, disability or retirement, or pursuant to a trigger event following a change in control (See “Description of Incentive Plan-Change in Control”).

The performance goals that may be selected by the Compensation Committee with respect to performance share and performance unit awards are based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) objective measures of customer satisfaction; (xxii) objective measures of employee satisfaction; and (xxiii) economic value per share. The foregoing criteria may, as determined by the Compensation Committee, relate to the Company, one or more of its subsidiaries or divisions, units, partnerships, joint ventures, minority investments, product lines or products, or any combination of the foregoing and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. At the time of an award of performance shares or performance units, the Compensation Committee establishes specific performance objectives that must be achieved with respect to the selected performance goal over the specified award period to earn some or all of a performance share or performance unit award; however, in determining the actual value of an individual award subject to performance criteria, the Committee may, in its sole and absolute discretion, reduce or eliminate the actual value thereof, even if applicable performance objectives have been attained. The Compensation Committee may calculate the relevant performance objective without regard to extraordinary items.

The Compensation Committee may settle all or a portion of performance share or performance unit awards earned by a participant in cash or common shares.

Options and Stock Appreciation Rights. Options granted under the Incentive Plan may be non-qualified options or incentive stock options and are granted to eligible participants for no consideration. A participant cannot receive options or stock appreciation rights on more than 50,000 common shares during any one year.

The exercise price of each common share covered by an option would be not less than the greater of the fair market value of a common share as of the date the option is granted and the par value of a common share, provided that the exercise price of each common share of an incentive share option granted to certain employees with large shareholdings in the Company (“ten percent employees”) cannot be less than 110% of the fair market value of a common share on the date the option is granted. Each option becomes vested and exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the option agreement. Except in the event of an option holder’s death, disability or retirement or except as determined by the Board, each option will expire immediately, without any payment, upon the earlier of (1) the tenth anniversary of the option’s grant date (or five years, in the case of an incentive stock option granted to a ten percent employee) and (2) three months after the holder’s termination of employment. Common shares would not be delivered pursuant to an option’s exercise until the optionholder pays the exercise price plus any applicable taxes in full. Payment of the exercise price may be made in cash or check, by exchanging common shares owned by the optionholder, or any other method approved by the Compensation Committee, or a combination of these methods.

There are no federal tax consequences to optionholders, the Company or its subsidiaries in connection with the grant of an option. Upon the exercise of non-qualified options, optionholders would generally be subject to federal taxation at ordinary income rates on the aggregate difference in value between the option exercise price and the fair market value of the common shares with respect to which the option is exercised. That amount would be deductible for federal tax purposes with respect to employees of subsidiaries of the Company that are incorporated in the United States.  Because the Company is incorporated in Bermuda, it does not receive a federal tax deduction for options exercised by its employees.  A holder of an incentive stock option is generally not subject to federal taxation, and the Company and its subsidiaries are generally not entitled to a deduction, upon its exercise if the common shares obtained upon exercise are held until the later of (i) the two-year anniversary of the grant date of the incentive stock option and (ii) the one-year anniversary of the exercise date of the incentive stock option.  However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the incentive stock option is being exercised would count as “alternative minimum taxable income”, which, depending on the particular facts, could result in liability for the “alternative minimum tax”.

If common shares acquired upon the exercise of an incentive stock option were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the holder would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the amount paid for the shares and (ii) the excess of the amount realized on the disposition of the common shares over the holder’s aggregate tax basis in the common shares (generally, the exercise price).  A deduction would be available to the Company equal to the amount of ordinary income recognized by the holder.  Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company.  A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the incentive stock option exercise.

As of March 22, 2010, there were no outstanding incentive stock options granted out of the Incentive Plan.

Stock appreciation rights give the holder the right to receive a payment in an amount equal to the excess, if any, of the market value of a common share at exercise over a fixed price set at the date of grant. Stock appreciation rights may be settled in cash, common shares, or a combination of cash and common shares.  Stock appreciation rights have substantially the same limitations on exercise as apply to stock options under the Incentive Plan.

Restricted Stock. The Compensation Committee may award shares of restricted stock, which are common shares that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during a period designated by the Compensation Committee (the “restricted period”). The Company may repurchase the restricted stock at the price specified by the Compensation Committee at the time of grant if the holder’s employment with the Company terminates before the end of the applicable restricted period for a reason other than death, disability or, in the discretion of the Board, retirement or other voluntary termination, or pursuant to a trigger event following a change in control (See “Description of the Incentive Plan-Change in Control”).

Change in Control. In the event of certain terminations of a participant’s employment with the Company or certain adverse changes to the Incentive Plan (defined as “trigger events” in the Incentive Plan), in each case within 24 months of a “change in control” (as defined in the Incentive Plan), options and stock appreciation rights held by the participant immediately vest and become exercisable, awards of restricted stock held by the participant immediately vest and become unrestricted (Company repurchase rights lapse) and the participant becomes entitled to a payment (as specified in the Incentive Plan) with respect to performance share or performance unit awards granted prior to the change in control.  With respect to performance share and performance unit awards, the Compensation Committee retains the discretion to reduce the amounts payable which apply upon the occurrence of trigger events following a change in control. In the event of an “unfriendly change in control” (as defined in the Incentive Plan), options and stock appreciation rights generally become immediately vested and exercisable.

Certain Transactions. In the event of any change in the Company’s outstanding common shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganisation, combination or exchange of common shares or other similar event, the Compensation Committee may (i) make equitable changes in the terms of outstanding awards granted under the Incentive Plan, (ii) provide for a cash payment to the holder of an award in consideration for the cancelation of a stock option or stock appreciation right in an amount equal to the excess, if any, of the fair market value of the common shares subject to such stock option or stock appreciation right over the aggregate exercise price of such stock option or stock appreciation right; and (iii) cancel and terminate any stock option or stock appreciation right having a per-Share exercise price equal to, or in excess of, the fair market value of a common share subject to such stock option or stock appreciation right without any payment or consideration therefor.

Amendment. Subject to the rules of the New York Stock Exchange and Code Section 162(m), the Board may amend the Incentive Plan at any time, but no such amendment may, without the approval of the Company’s Members (except as described under “Certain Transactions”, above) increase the number of common shares that may be issued under the Incentive Plan or change the class of participants eligible to participate in the Incentive Plan.

Limitation on Company’s Deduction. Under Section 162(m) of the Code, the federal tax deduction for Domestic Subsidiaries for all compensation paid to certain highly paid executive officers of the Company or its subsidiaries in any one year is limited to $1,000,000 per officer. Compensation that qualifies as “performance-based compensation” is exempt from this deduction limitation. Compensation may qualify as “performance-based compensation” for purposes of Code Section 162(m) if, among other conditions, the vesting and payment of the compensation is contingent upon the achievement of pre-established performance goals that are set with reference to performance criteria that have been approved by stockholders. Under Code Section 162(m), the performance criteria generally must be submitted to and approved by stockholders at least every five years. If the performance criteria are not approved by the Members, the Company may be unable to deduct for federal tax purposes some or all of the value of certain awards that may be granted under the Incentive Plan. White Mountains believes that the federal tax deductions of a Domestic Subsidiary arising from an officer’s exercise of options or stock appreciation rights and amounts earned by an officer pursuant to performance share or performance unit awards should be exempt from this limitation. However, it is possible that in certain circumstances deductions arising from these awards would be subject to disallowance under Section 162(m) of the Code.

A complete copy of the Incentive Plan, reflecting the proposed amendments thereto, has been provided herein as Appendix A.

The Board recommends a vote FOR Proposal 7 which calls for approval of amendments to, and performance criteria in, the Company’s LTIP.

PROPOSAL 8

APPROVAL OF AMENDMENTS TO THE TERMS OF OPTIONS GRANTED TO THE CHAIRMAN & CEO

In January 2007, the Board of Directors elected Mr. Barrette Chairman and CEO.  At that time, to induce him to re-join the management team, Mr. Barrette was granted 50,000 restricted shares and 200,000 escalating strike price options with a seven-year term. These grants are the only long-term incentives that Mr. Barrette has received since rejoining the management team.

The restricted shares are divided into two tranches.  The first tranche of 35,000 shares vests in five equal annual installments beginning on January 20, 2008.  Of these, 21,000 shares have already vested and the rest are scheduled to fully vest by January 20, 2012.  The second tranche of 15,000 shares do not time vest; instead, they would vest in the event of a change of control of the company prior to January 20, 2012.

The options had an initial exercise price of $650 per share (approximately 12.5% above the market price of $578 at the time of grant), which exercise price escalates by 5% per year less dividends.  As of February 24, 2010, the exercise price had increased to $742 per share.  The options vest in five equal annual installments beginning on January 20, 2008.  Of these, 120,000 options have already vested and the rest are scheduled to fully vest by January 20, 2012.

In arriving at the structure and value of the original grant, the Compensation Committee and Board sought to secure Mr. Barrette’s services as Chairman and CEO for a substantial period of time and to create incentives that encouraged appropriate, but not excessive, risk taking.  While the Board was disappointed in the Company’s performance in 2008, the Company performed very well in 2009 and has a superior long-term track record. The Board believes that the Company has a strong management team in place and that Mr. Barrette is effective in his positions.

In light of this view, in late 2009 and early 2010, the Compensation Committee reviewed Mr. Barrette’s compensation and the incentives created by the options.  The options are deeply out of the money and subject to continuing exercise price increases.  At their expiration in early 2014, the exercise price of the options would be $893, which is roughly 250% of the current market price.  Given this, the Compensation Committee determined that the existing incentives are no longer appropriate. Mr. Barrette and the Compensation Committee have agreed to amend the terms of the options, subject to your approval.

The proposed amendments are as follows:

•     Extend the term of the options by three years to January 20, 2017

•     Freeze the exercise price at $742

•     Extinguish 75,000 of the 200,000 options

•     Limit the potential in-the-money value of the options in excess of $100 million to 50% of the amount in excess of $100 million

In addition, the Compensation Committee determined to amend the vesting terms of the second tranche of restricted shares so that those shares time vest in three equal annual installments beginning on January 20, 2013.

The other terms of the options and restricted shares remain the same.

The Compensation Committee and Board of Directors believe that the proposed modifications are appropriate and in the best interest of the Company’s Members.

Assuming that Mr. Barrette holds all the amended options and the amended restricted shares until January 20, 2017, the value realizable by Mr. Barrette as of that date would be as follows at the assumed stock prices listed below.  The stock price annual growth rates over the seven-year period are from the January 20, 2010 market price of $331.50.

•     $10 million, if the stock price is $646 (10% compound annual increase)

•     $31 million, if the stock price is $882 (15% compound annual increase)

•     $74 million, if the stock price is $1,188 (20% compound annual increase)

•     $126 million, if the stock price is $1,581 (25% compound annual increase)

The changes to Mr. Barrette’s options and restricted shares would result in an accounting charge to income being taken over the remaining vesting period of the options and restricted shares in an amount equal to the difference between the value of the amended options and restricted shares and the existing options and restricted shares.  At February 24, 2010, this amount would have been approximately $1.3 million per year for the next 4.5 years.  This charge does not impact adjusted book value.

The Board believes that Mr. Barrette remains the best person to serve as Chairman and CEO of the Company and desires to continue to secure his services for a substantial period of time.  In addition, the Board believes the revised terms of the options properly incentivize Mr. Barrette to grow value for owners without taking excessive risks.

The Board recommends a vote FOR Proposal 8 which calls for the approval of the amendments to terms of options granted to the Chairman & CEO.

PROPOSAL 9

APPROVAL OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

Subject to Member approval, the Audit Committee of the Board has appointed PwC as the Company’s independent registered public accounting firm for 2010.  Further, Members are being asked to authorize the Audit Committee to negotiate and fix the remuneration to be paid to PwC in connection with its service.  Representatives from PwC will attend the 2010 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

PwC has served as the Company’s independent registered public accounting firm for the past 10 years.

The Board recommends a vote FOR Proposal 9 approving the appointment of PwC as the Company’s Independent Registered Public Accounting Firm for 2010.

OTHER MATTERS

Manner of Voting Proxies

Common shares represented by all valid proxies received will be voted in the manner specified in the proxies.  Where specific choices are not indicated, the common shares represented by all valid proxies received will be voted FOR each of the proposals named earlier in this Proxy Statement.

In the case of common shares held in employee benefit plans, the trustee will typically vote all common shares within such plans in direct proportion to those common shares actually voted by plan participants.

Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment.  The Board knows of no other matters which are to be considered at the 2010 Annual Meeting.

Votes Required for Approval

With respect to the election of directors, the nominees receiving the highest number of votes, up to the number of directors to be elected, shall be deemed elected.  The other proposals require the affirmative vote of a majority of the voting power held by holders of common shares present at the 2010 Annual General Meeting, in person or by proxy, provided a quorum is present.

Inspectors of Election

Computershare Trust Company, N.A., P.O. Box 43023, Providence, Rhode Island 02940-3023, has been appointed as Inspectors of Election for the 2010 Annual Meeting.  Representatives of Computershare will attend the 2010 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots and determine the results of the vote.

Costs of Solicitation

The solicitation of proxies will be made primarily by mail; however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, internet or personal interview.  Solicitation costs will be paid by the Company.  Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Delivery of Documents to Members Sharing an Address

The Company may have delivered only one copy of this document to two or more Members who share an address. Those Members who desire additional copies of this document or would like to receive separate copies of this document in the future should contact their bank, broker or other holder of record or the Corporate Secretary at the address presented under “Available Information” below.

Available Information

The Company is subject to the informational reporting requirements of the Exchange Act.  In accordance therewith, the Company files reports, proxy statements and other information with the SEC.  The Company will provide to any Member, upon request and without charge, copies of all documents (excluding exhibits unless specifically requested) filed by the Company with the SEC as well as the Charter of any of the Company’s various committees of the Board.  Written or telephone requests should be directed to the Corporate Secretary, White Mountains Insurance Group, Ltd., 14 Wesley Street, 5th floor, Hamilton HM 11, Bermuda, telephone number (441) 278-3160.  Additionally, all such documents are physically available at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and are available at www.whitemountains.com shortly after such material is electronically filed with or furnished to the SEC.

Proxy Material Access

Proxy materials for the 2010 Annual General Meeting, including the Chairman’s Letter, Notice of 2010 Annual General Meeting of Members and Proxy Statement, 2009 Management Report, and Form 10-K are available online for viewing and downloading at: www.edocumentview.com/wtm

Offices of the Company

The Company’s headquarters is located at 14 Wesley Street, 5th Floor, Hamilton HM 11, Bermuda, its principal executive office is located at 80 South Main Street, Hanover, New Hampshire 03755 and its registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

Proposals by Members for the 2010 Annual Meeting of Members

Member proposals (other than proposals nominating director candidates for which the procedures for are outlined on page 8) must be received in writing by the Secretary of the Company no later than Wednesday, December 1, 2010 and must comply with the requirements of the SEC in order to be considered for inclusion in the Company’s proxy statement relating to the Annual Meeting to be held in 2011.

By Order of the Board of Directors,

Jennifer L. Pitts,

Corporate Secretary

White Mountains	Appendix A

Long-Term

Incentive Plan

(as amended)

1.                                 PURPOSE

The purpose of the White Mountains Long-Term Incentive Plan (the “Plan”) is to advance the interests of White Mountains Insurance Group, Ltd. (the “Company”) and its stockholders by providing long-term incentives to certain executives, consultants and directors of the Company and of its subsidiaries.

2.                                 ADMINISTRATION

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company;  provided that each member of the Committee qualifies as (a) a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  In the event that any member of the Committee does not so qualify, the Plan shall be administered by a sub-committee of at least two Committee members who do so qualify.  If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify to the greatest extent permitted by applicable law, rules and regulations.

The Committee shall have exclusive authority to select the employees, directors and consultants to be granted awards under the Plan (“Awards”), to determine the type, size and terms of the Awards, including without limitation, vesting criteria, methods of exercise, methods and form of settlement and any other terms and conditions, and to prescribe the form of the instruments embodying Awards.  With respect to Awards made to directors and consultants, the Committee shall, and with respect to employees may, specify the terms and conditions applicable to such Awards in an Award Agreement. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect.  Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.  The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.  No member of the Company shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.                                 SUBSIDIARIES

As used herein, “subsidiary” shall mean a “subsidiary corporation” as defined in Section 424 (f) of the Code.

4.                                 AWARDS

(a)                             Eligible Participants.  Any employee, director or consultant of the Company or any of its subsidiaries is eligible to receive a grant of an Award hereunder.  The Committee shall select which eligible employees, directors or consultants shall be granted Awards hereunder.  No employee, director or consultant shall have a right to receive an Award hereunder and the grant of an Award to an employee, director or consultant shall not obligate the Committee to continue to grant Awards to such employee, director or consultant in subsequent periods.

(b)                             Type of Awards.  Awards shall be limited to the following five types: (i) “Stock Options (including ‘Incentive Stock Options’),” (ii) “Stock Appreciation Rights,” (iii) “Restricted Stock,” (iv) “Performance Shares” and (v) “Performance Units” (each as defined below).  The terms “Stock” and “Shares” used in the above Award types refer to actual or phantom Common Shares of the Company (“Shares”), as the context requires.

(c)                              Maximum Number of Shares That May Be Issued.  A maximum of 250,000 Shares (subject to adjustment as provided in Section 15) may be granted at target under the Plan and, accordingly, up to 500,000 Shares (subject to adjustment as provided in Section 15) may be issued by the Company in satisfaction of its obligations with respect to such Award grants.  Out of such amount, up to 250,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan.  For purposes of the foregoing, the exercise of a Stock Appreciation Right shall constitute the issuance of Shares equal to the Shares subject to the Stock Appreciation Right.  If any Shares issued as Restricted Stock shall be repurchased pursuant to the Company’s option described in Section 6 below, or if any other grants made under the Plan shall be forfeited by a participant, the Shares underlying such forfeited grants may again be issued under the Plan.

(d)                             Rights With Respect to Shares.

(i)                                  A participant to whom Restricted Stock has been issued shall have prior to the expiration of the Restricted Period (as defined below) or the earlier repurchase of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto.

(ii)                              A participant to whom Stock Options, Stock Appreciation Rights or Performance Shares are granted (and any person succeeding to such participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant thereto until the date of the issuance of a stock certificate (whether or not delivered) therefor.  Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such stock certificate is issued.

(iii)                          The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock.

(e)                             Negative Discretion.  In determining the actual value of an individual Award conditioned on performance criteria, the Committee may, in its sole and absolute discretion, reduce or eliminate the actual value thereof, even if applicable Performance Objectives have been attained; provided, that following a Change in Control, this discretion shall not apply to Awards outstanding at the time of the Change in Control.

(f)                                  No Limit on Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Company or any subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, performance shares, performance units, stock appreciation rights, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash awards, and such arrangements may be either generally applicable or applicable only in specific cases.

5.                                 STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a)                             The Committee may grant Stock Options to participants.  Stock Options are rights to purchase Shares at a specified exercise price.  Stock Options covering up to a maximum of 50,000 Shares may be issued in one year to any individual participant.  All Stock Options granted under the Plan shall be non-qualified Stock Options unless the applicable Award Agreement expressly states that the Stock Option is intended to be an Incentive Stock Option.  Each Stock Option shall comply with the following terms and conditions:

(i)                                  The per share exercise price shall not be less than the greater of (i) the “Fair Market Value” per Share at the time of grant, as determined in good faith by the Committee, or (ii) the par value per Share.  However, the exercise price of an Incentive Stock Option granted to a participant who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a subsidiary (a “Ten Percent Employee”) shall not be less than the greater of 110% of such Fair Market Value, or the par value per Share.  Fair Market Value shall mean, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares as of any date, (i) the closing per-share sales price of the Shares (A) as reported by the New York Stock Exchange for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

(ii)                              The Committee shall initially determine the number of Shares to be subject to each Stock Option.

(iii)                          The Stock Option shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

(iv)                           The Stock Option shall not be exercisable:

(A)                           after the expiration of (A) ten years from the date it is granted or (B) five years from the date it is granted in the case of an Incentive Stock Option granted to a Ten Percent Employee and may be exercised during such period only at such time or times as the Committee may establish;

(B)                           unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any Federal, state or local income or other taxes that the Committee determines are required to be withheld in respect of such shares); such payment shall be made (I) in United States dollars by cash or check, (II) by tendering to the Company Shares owned by the person exercising the Stock Option and having a Fair Market Value equal to the cash exercise price thereof, such Fair Market Value to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations (including any Federal, state or local income or other taxes that the Committee determines are required to be withheld in respect of such shares), or (III) by a combination of United States dollars and Shares pursuant to (I) and (II) above or (IV) by any other method (or combination of methods) approved by the Committee;

(C)                          by participants who were employees of the Company or one of its subsidiaries at the time of the grant of the Stock Option unless such participant has been, at all times during the period beginning with the date of grant of the Stock Option and ending on the date three months prior to such exercise, an officer or employee of the Company or a subsidiary, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option in a transaction to which Section 424(a) of the Code is applicable, except that:

(1)                             if a participant shall cease to be an officer or employee of the Company or one of its subsidiaries solely by reason of a period of “Related Employment”, as defined in Section 10, he may, during such period of Related Employment and for three months after such period has ended (but in no event after the Stock Option has expired under the provisions of Section 5(a)(iv)(A) hereof), exercise such Stock Option as if he continued to be such an officer or employee; or

(2)                             if a participant shall become disabled as defined in Section 9 he may, at any time within three years of the date he becomes disabled (but in no event after the Stock Option has expired under the provisions of Section 5(a)(iv)(A) hereof), exercise the Stock Option with respect to (i) any Shares as to which he could have exercised the Stock Option on the date he became disabled and (ii) if the Stock Option is not fully exercisable on the date he becomes disabled, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option; or

(3)                             if a participant shall die while holding a Stock Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option has expired under the provisions of Section 5(a)(iv)(A) hereof), may exercise the Stock Option with respect to (i) any Shares as to which the decedent could have exercised the Stock Option at the time of his death, and (ii) if the Stock Option is not fully exercisable on the date of his death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option; provided, however, that if death occurs during (i) the three-year period following a disability as described in Section 5(a)(iv)(C)(2) hereof, (ii) the three-year period following a retirement as described in Section 5(a)(iv)(C)(4) hereof or (iii) any period following a voluntary termination in respect of which the Committee has exercised its discretion to grant continuing exercise rights as provided in Section 5(a)(iv)(C)(5) hereof, the Stock Option shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Stock Option at the time of his death; or

(4)                             if such person shall retire with the approval of the Committee in its sole discretion while holding a Stock Option which has not expired and has not been fully exercised, such person, at any time within three years after his retirement (but in no event after the Stock Option has expired under the provisions of Section 5(a)(iv)(A) hereof), may exercise the Stock Option with respect to any Shares as to which he could have exercised the Stock Option on the date he retired; or

(5)                             if such person shall voluntarily terminate his employment with the Company, the Committee may determine that the participant may exercise the Stock Option with respect to some or all of the Shares subject to the Stock Option as to which it would not otherwise be exercisable on the date of his voluntary termination; provided, however, that in no event may such exercise take place after the Stock Option has expired under the provisions of Section 5(a)(iv)(A) hereof.

(v)                               The aggregate market value of Shares (determined at the time of grant of the Stock Option pursuant to Section 5(a) of the Plan) with respect to which Incentive Stock Options granted to any participant under the Plan are exercisable for the first time by such participant during any calendar year may not exceed the maximum amount permitted under Section 422(d) of the Code at the time of the Award grant.  In the event this limitation would be exceeded in any year, the participant may elect either (i) to defer to a succeeding year the date on which some or all of such Incentive Stock Options would first become exercisable or (ii) convert some or all of such Incentive Stock Options into non-qualified Stock Options.

(b)                             The Committee may grant Stock Appreciation Rights to participants.  A Stock Appreciation Right is a right to receive, without payment to the Company, the excess, if any, of the Fair Market Value of a Share at exercise over a fixed Share price set at the date of grant. Stock Appreciation Rights granted under this Plan are intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code.  The maximum number of Shares underlying Stock Appreciation Rights granted to any individual participant in any single year shall not exceed 50,000.  In the case of Stock Appreciation Rights that are settled in cash, the maximum aggregate amount of cash that may be paid pursuant to Stock Appreciation Rights granted to any participant in any single year shall be equal to the product of (a) the excess, if any, of the Fair Market Value of a Share at exercise over a fixed Share price set at the date of grant, multiplied by (b) the number of Shares covered by the Stock Appreciation Rights.  Each Stock Appreciation Right shall comply with the following terms and conditions:

(i)                                  The Stock Appreciation Right shall have an “exercise price” per subject Share of not less than the Fair Market Value per Share at the time of grant, as determined in good faith by the Committee.

(ii)                              The Committee shall initially determine the number of Shares to be subject to each Stock Appreciation Right.

(iii)                          The Stock Appreciation Right shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

(iv)                           A Stock Appreciation Right shall entitle the participant (or his executors, administrators, heirs or distributees) to receive from the Company upon exercise the excess, if any, of the market value of one Share on the date of exercise over the exercise price designated by the Committee in the Stock Appreciation Right Award, multiplied by the number of Shares subject to the Stock Appreciation Right.  The Committee shall be entitled to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash, Shares with an aggregate market value equal to the obligation or partly by the payment of cash and partly by the delivery of Shares.  Any such election shall be made within 15 business days after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.  The market value of a Share for this purpose shall be the Fair Market Value thereof on the last business day preceding the date of the election to exercise the Stock Appreciation Right, provided that if notice of such election is received by the Committee more than three business days after the date of such election (as such date of election is stated in the notice of election), the Committee may, but need not, determine the market value of a Share as of the day preceding the date on which the notice of election is received; and

(v)                               Subject to any modifications that may be specifically set forth in the Stock Appreciation Right Award grant, the limitations on exercise of Stock Appreciation

Rights shall be identical to the limitations applicable to Stock Options as described above in Section 5(a)(iv) mutatis mutandis (other than Section 5(a)(iv)(B), which is not applicable).

(c)                              Notwithstanding anything herein to the contrary:

(i)                                  in the event an “Unfriendly Change in Control”, as defined in Section 11(b), occurs, then as of the “Acceleration Date”, as defined in Section 11(b), each Stock Option and Stock Appreciation Right granted hereunder shall immediately become exercisable in full; and

(ii)                              in the event a Change in Control as defined in Section 11(a) occurs and within 24 months thereafter: (A) there is a “Termination Without Cause” (as defined in Section 12) of the employment of a participant; or (B) there is a “Constructive Termination” (as defined in Section 13), of the employment of a participant; or (C) there occurs an “Adverse Change in the Plan” (as defined in Section 14) in respect of a participant affecting any Award held by such participant and if the participant then holds a Stock Option or Stock Appreciation Right,

(A)                           in the case of a Termination Without Cause or a Constructive Termination, the participant may exercise the entire Stock Option or Stock Appreciation Right, at any time within 30 days of such Termination Without Cause or such Constructive Termination (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section (5)(a)(iv) or Section 5(b)(v), as applicable), and

(B)                           in the case of an Adverse Change in the Plan, the participant may exercise the entire Stock Option or Stock Appreciation Right at any time after such Adverse Change in the Plan in respect of him and prior to the date 30 days following any subsequent termination of employment as a result of a Termination Without Cause or a Constructive Termination (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section (5)(a)(iv) or Section 5(b)(v), as applicable).

6.                                 RESTRICTED STOCK

Each Award of Restricted Stock shall comply with the following terms and conditions:

(a)                             The Committee shall determine the number of Shares to be issued to a participant pursuant to the Award.

(b)                             Shares issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period from the date on which the Award is granted (the “Restricted Period”) as the Committee shall determine.  The Company shall have the option to repurchase the Shares subject to the Award at such price as the Committee shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable if the participant’s continuous employment with the Company or a subsidiary shall terminate for any reason, except solely by reason of an event described in Section 6(d), prior to the expiration of the

Restricted Period or the earlier lapse of the option.  Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made.  Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing option and other restrictions.  Any attempt to dispose of any such Shares in contravention of the foregoing option and other restrictions shall be null and void and without effect.  If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the option described above, the participant to whom the Award was granted, or in the event of his death after such option becomes exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.  If the option described above is not exercised by the Company within the time frame specified therefore, such option and the restriction imposed pursuant to the first sentence of this Section 6(b) shall terminate and be of no further force and effect.

(c)                              If a participant who has been in the continuous employment of the Company or of a subsidiary shall:

(i)                                  die or become disabled (as defined in Section 9) during the Restricted Period, the option of the Company to repurchase (and any and all other restrictions on) all Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or disability occurs; or

(ii)                              voluntarily terminate his employment with the Company or a subsidiary or retire during the Restricted Period, the Committee may determine that the option to repurchase and any and all other restrictions on some or all of the Shares awarded to him under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as the date on which such voluntary termination or retirement occurs.

(d)                             In the event within 24 months after a Change in Control as defined in Section 11(a) and during the Restricted Period

(i)                                  there is a Termination Without Cause, as defined in Section 12, of the employment of a participant;

(ii)                              there is a Constructive Termination, as defined in Section 13, of the employment of a participant; or

(iii)                          there occurs an Adverse Change in the Plan, as defined in Section 14, in respect of a participant, then the option to repurchase (and any and all other restrictions imposed by the Committee on) all Shares awarded to him under his Award shall lapse and cease to be effective as of the date on which such event occurs.

7.                                 PERFORMANCE SHARES

The grant of a Performance Share Award to a participant will entitle the participant to receive, without payment to the Company, all or part of a specified amount (the “Actual Value”) determined by the Committee, if and to the extent the terms and conditions specified herein and in the Award are satisfied.  Payment in respect of an Award shall be made as provided in Section 7(h).  Each Performance Share Award shall be subject to the following terms and conditions:

(a)                             The Committee shall determine the target number of Performance Shares to be granted to a participant and the duration of the award period applicable to such Performance Shares (“Award Period”).  The maximum number of Shares underlying Performance Shares that may be granted to any individual participant for any single Award Period of one year or longer shall not exceed 25,000.  Performance Share Awards may be granted in different classes or series having different terms and conditions.

(b)                             At the time each Performance Share Award is granted, the Committee shall establish performance objectives (“Performance Objectives”) to be achieved within the Award Period.  The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Award Period to which the Performance Objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Award Period.  The Performance Objectives established with respect to a Performance Share Award shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) objective measures of customer satisfaction; (xxii) objective measures of employee satisfaction; and (xxiii) economic value per share.  The foregoing criteria may relate to the Company, one or more of its subsidiaries, divisions, units, partnerships, joint ventures, minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, the Performance Objectives may be calculated without regard to extraordinary items.

(c)                              For each Performance Share Award, the Committee shall determine a percentage (a “Performance Percentage”), of not less than 0% and not more than 200%, reflecting the extent to which the Performance Objectives established for such Award have been achieved during the Award Period.  The method for determining the applicable Performance Percentage shall also be established by the Committee.  An Award Period may contain more than one performance period; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period.  If the Committee does not specify in a Performance Share Award grant letter or Agreement or elsewhere the performance periods contained in an

Award Period, each consecutive 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(d)                             The Actual Value of a Performance Share Award shall be the product of (i) the target number of Performance Shares subject to the Performance Share Award, (ii) the Performance Percentage determined by the Committee for such Performance Share Award and (iii) the market value of a Share on or about the date Actual Value is determined by the Committee.

(e)                             Except as otherwise determined by the Committee, a participant’s Performance Shares for an Award Period shall be canceled without any payment in respect thereof if the participant’s continuous service to the Company or a subsidiary shall terminate for any reason prior to the end of such Award Period, except by reason of a period of Related Employment as defined in Section 10, and except as otherwise specified in this Section 7(e) or in Section 7(f).  If an employee participant shall:

(i)                                  while in such employment, die or become disabled as described in Section 9 prior to the end of an Award Period, the Performance Shares for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Shares equal to the product of (1) the target number of Performance Shares for such Award, (2) the market value of a Share at the time of the death or disability and (3) a fraction, the numerator of which is equal to the number of performance periods within the applicable Award Period during which the employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the performance period in which the death or disability occurs), and the denominator of which is equal to the total number of performance periods within such Award Period; or

(ii)                              retire prior to the end of an Award Period, the Performance Shares relating to such Award Period shall be immediately canceled and any payments made to the participant in respect of such canceled Performance Shares shall be in the sole discretion of the Committee.

(f)                                  If within 24 months after a Change in Control as defined in Section 11(a):

(i)                                  there is a Termination Without Cause, as defined in Section 12, of the employment of a participant;

(ii)                              there is a Constructive Termination, as defined in Section 13, of the employment of a participant; or

(iii)                          there occurs an Adverse Change in the Plan, as defined in Section 14, in respect of a participant (any such occurrence under the above clauses (i), (ii) or (iii), a “Trigger Event”), then each Performance Share Award of the affected participant then outstanding shall be canceled, and in respect of each Performance Share Award of such participant that was outstanding on the date of the Change of Control (each, whether or not still outstanding at the time of the Trigger Event, an “Applicable Performance Share Award”), such participant shall be entitled to receive cash payments in the amounts calculated in Section 7(f)(A), (B) and (C) below:

(A)                           For each Applicable Performance Share Award where the Trigger Event has occurred after the end of its Award Period, an amount equal to the excess over any amounts previously paid with respect to or in connection with such Award, of:

the product of:

(i) the target number of Performance Shares, multiplied by

(ii) a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iii) the greater of (a) the market value of a Share immediately prior to the Change in Control and (b) the market value, if any, of a Share on the date the applicable Trigger Event occurs (such value, the “Applicable Share Value”).

“Floor Percentage” means a Performance Percentage determined by the Committee immediately prior to a Change in Control for each then outstanding Performance Share Award and related Award Period based on the extent to which the applicable Performance Objectives were being achieved to the date of the Change in Control, taking into account the Committee’s estimation of the impact of the Change in Control transaction.

(B)                           For each Applicable Performance Share Award where the Trigger Event has occurred prior to the end of its Award Period (each, an “Open Period Award”), an amount equal to the product of:

(i) the target number of Performance Shares, multiplied by

(ii) the Pre-Trigger Percentage (determined below), multiplied by

(iii) a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iv) the Applicable Share Value.

“Pre-Trigger Percentage” means a percentage (a) the numerator of which is the number of months elapsed between the first day of the applicable Award Period and the end of the month in which the Trigger Event occurred and (b) the denominator of which is the total number of months in the Award Period.

(C)                          For each Open Period Award, an additional amount equal to the product of:

(i) the target number of Performance Shares, multiplied by

(ii) 100% minus the Pre-Trigger Percentage, multiplied by

(iii) a Performance Percentage equal to the greater of (x) 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage) and (y) the Performance Percentage specified by the Committee (or other committee which performs duties comparable to the Committee) for such Award Period at the time of the Trigger Event, multiplied by

(iv) the Applicable Share Value.

(g)                             Except as otherwise provided in Section 7(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award,  (iii) shall certify the foregoing to the Board of Directors and (iv) subject to Section 7(h), cause an amount equal to the Actual Value of the Performance Shares earned by the participant to be paid to the participant or his beneficiary.

(h)                              Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company or its subsidiaries, payment of any amount in respect of the Performance Shares shall be made by the Company no later than 2 1/2 months after the end of the Company's fiscal year in which such Performance Shares are earned (or such earlier date as is necessary for such Award to be exempt from Section 409A of the Code), and, except as specified otherwise in Section 7(f), may be made in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

8.                                 PERFORMANCE UNITS

The grant of a Performance Unit Award to a participant will entitle the participant to receive, without payment to the Company, all or part of a specified amount (the “Earned Value”) determined by the Committee, if and to the extent the terms and conditions specified herein and in the Award are satisfied.  Payment in respect of a Performance Unit Award shall be made as provided in Section 8(h).  Each Performance Unit Award shall be subject to the following terms and conditions:

(a)                             The Committee shall determine (i) the initial value of each Performance Unit to be granted to a participant (the “Initial Value”), (ii) any growth factor applicable to the value of such Performance Units (the “Growth Factor”), (ii) the target number of such Performance Units to be granted, and (iii) the duration of the award period applicable to such Performance Units (the “Award Period”).  The maximum Earned Value to which any individual participant shall be entitled in respect of Performance Unit Awards granted in any single year shall not exceed $25,000,000.  Performance Unit Awards may be granted in different classes or series having different terms and conditions.

(b)                             At the time each Performance Unit Award is granted the Committee shall establish performance objectives (“Performance Objectives”) to be achieved within the Award Period.  The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant performance period.  The Performance Objectives established with respect to a Performance Unit Awards shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) objective measures of customer satisfaction; (xxii) objective measures of employee satisfaction; and (xxiii) economic value per share.  The foregoing criteria may relate to the Company, one or more of its subsidiaries, divisions, units, partnerships, joint ventures, minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, the Performance Objectives may be calculated without regard to extraordinary items.

(c)                              For each Performance Unit Award, the Committee shall determine a percentage (the “Performance Percentage”), of not less than 0% and not more than 200%, reflecting the extent to which the Performance Objectives established for such Award have been achieved during the Award Period.  The method for determining the applicable Performance Percentage shall also be established by the Committee.  An Award Period may contain more than one performance period; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period.  If the Committee does not specify in a Performance Unit Award grant letter or Agreement or elsewhere the performance periods contained in an Award Period, each consecutive 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(d)                             The Earned Value of a Performance Unit Award shall be the product of (i) the target number of Performance Units subject to the Performance Unit Award, (ii) the Performance Percentage applicable to the Performance Unit Award and (iii) the Value (as determined below) of a Performance Unit subject to the Performance Unit Award on or about the date Earned Value is determined by the Committee. The “Value” of a Performance Unit shall be determined by multiplying the Initial Value of the Performance Unit by the sum of (i) 100% and (ii) any Growth Factor applicable to such Performance Unit as specified in the Award Agreement over the Award Period (or such earlier date as required by the Plan or the Award Agreement), as determined in good faith by the Committee.

(e)                             Except as otherwise determined by the Committee, a participant’s Performance Units for an Award Period shall be cancelled without any payment in respect thereof if the participant’s continuous service to the Company or any of its subsidiaries shall terminate for any reason prior to the end of such Award Period, except solely by reason of a period of Related Employment as defined in Section 10, and except as otherwise specified in this Section 8(e) or in Section 8(f).  If an employee participant shall:

(i)                                  while in such employment, die or become disabled as described in Section 9 prior to the end of an Award Period, the Performance Units for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Units equal to the product of (1) the target number of Performance Units for such Award, (2) the Value of a Unit at the time of the death or disability and (3) a fraction, the numerator of which is equal to the number of performance periods within the applicable Award Period during which the employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the performance period in which the death or disability occurs), and the denominator of which is equal to the total number of performance periods within such Award Period; or

(ii)                              retire prior to the end of an Award Period, the Performance Units relating to such Award Period shall be immediately canceled and any payments made to the participant in respect of such canceled Performance Units shall be in the sole discretion of the Committee.

(f)                                  If within 24 months after a Change in Control as defined in Section 11(a), there occurs a Trigger Event, then each Performance Unit Award of the affected participant then outstanding shall be canceled, and in respect of each Performance Unit Award of such participant that was outstanding on the date of the Change of Control (each, whether or not still outstanding at the time of the Trigger Event, an “Applicable Performance Unit Award”), such participant shall be entitled to receive cash payments in the amounts calculated in Section 8(f)(A), (B) and (C) below:

(A)                           For each Applicable Performance Unit Award where the Trigger Event has occurred after the end of its Award Period, an amount equal to the excess over any amounts previously paid with respect to or in connection with such Award, of:

the product of:

(i) the target number of Performance Units, multiplied by

(ii) a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iii) the greater of (a) the Value of a Unit immediately prior to the Change in Control and (b) the Value of a Unit on the date the applicable Trigger Event occurs (such value, the “Applicable Unit Value”).

“Floor Percentage” means a Performance Percentage determined by the Committee immediately prior to a Change in Control for each then outstanding Performance Unit Award and related Award Period based on the extent to which the applicable Performance Objectives were being achieved to the date of the Change in Control, taking into account the Committee’s estimation of the impact of the Change in Control transaction.

(B)                           For each Applicable Performance Unit Award where the Trigger Event has occurred prior to the end of its Award Period (each, an “Open Period Award”), an amount equal to the product of:

(i) the target number of Performance Units, multiplied by

(ii) the Pre-Trigger Percentage (determined below), multiplied by

(iii) a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iv) the Applicable Unit Value.

“Pre-Trigger Percentage” means a percentage (a) the numerator of which is the number of months elapsed between the first day of the applicable Award Period and the end of the month in which the Trigger Event occurred and (b) the denominator of which is the total number of months in the Award Period.

(C)                          For each Open Period Award, an additional amount equal to the product of:

(i) the target number of Performance Units, multiplied by

(ii) 100% minus the Pre-Trigger Percentage, multiplied by

(iii) a Performance Percentage equal to the greater of (x) 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage) and (y) the Performance Percentage

specified by the Committee (or other committee which performs duties comparable to the Committee) for such Award Period at the time of the Trigger Event, multiplied by

(iv) the Applicable Unit Value.

(g)                             Except as otherwise provided in Section 8(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Units, (ii) calculate the Earned Value of the Performance Unit Award, (iii) certify all of the foregoing to the Board of Directors, and (iv) subject to Section 8(h), cause an amount equal to the Earned Value of the Performance Units earned by the participant to be paid to the participant or his beneficiary.

(h)                              Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company or its subsidiaries, payment of any amount in respect of the Performance Units shall be made by the Company no later than 2 1/2 months after the end of the Company's fiscal year in which such Performance Units are earned(or such earlier date as is necessary for such Award to be exempt from Section 409A of the Code), and, except as specified otherwise in Section 8(f), may be made in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

9.                                 DISABILITY

For the purposes of this Plan, a participant shall be deemed to be disabled if the Committee shall determine that the physical or mental condition of the participant is such as would entitle him to payment of long-term disability benefits under any disability plan of the Company or a subsidiary in which he is a participant.

10.                        RELATED EMPLOYMENT

For the purposes of this Plan, Related Employment shall mean the employment of a participant by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the participant and continued at the request of the Company or a subsidiary; (ii) immediately prior to undertaking such employment, the participant was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this Section 10.  The death or disability of a participant during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the participant was an officer or employee of the Company.

11.                        CHANGE IN CONTROL

(a)                             For purposes of this Plan, a “Change in Control” within the meaning of this Section 11(a) shall occur if:

(i)                                  any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than an underwriter temporarily holding Shares in connection with a public issuance thereof or an employee benefit plan of the

Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares;

(ii)                              the Continuing Directors, as defined in Section 11(c), cease for any reason to constitute a majority of the Board of the Company;

(iii)                          the business of the Company for which the participant’s services  are principally performed is, sold or transferred to an unaffiliated third party; or

(iv)                           all or substantially all of the business-related assets of the Company are sold or transferred to an unaffiliated third party.

A Change in Control within the meaning of this Section 11(a) also may constitute an Unfriendly Change in Control within the meaning of Section 11(b).

(b)                             A Change in Control shall be deemed an “Unfriendly Change in Control” if:

(i)                                  any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares through a transaction that is deemed an “Unfriendly Change in Control” by the Committee; and

(ii)                              a majority of the Company’s Continuing Directors, as defined in Section 11(c), by resolution adopted within 30 days following the date the Company becomes aware that Section 11(b)(i) has been satisfied, determines that a Change in Control has occurred.

For purposes of Section 5(c)(i), “Acceleration Date” shall mean the date on which a majority of the Company’s Continuing Directors adopts a resolution (or takes other action) making the determination that a Change in Control has occurred.

(c)                              For the purposes of this Plan, “Continuing Director” shall mean a member of the Board (A) who is not an employee of the Company or its subsidiaries or a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35%) or more of the Company’s Shares and (B) who either was a member of the Board on December 31, 2009, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company’s shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof).  Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he is the only Continuing Director on the Board, but no such action may be taken if there are not Continuing Directors on the Board.

(d)                             In the event of a Change in Control, the Committee as constituted immediately prior to the Change in Control shall determine the manner in which “market value” of Shares will be determined following the Change in Control.

12.                        TERMINATION WITHOUT CAUSE

For purposes of this Plan, “Termination Without Cause” shall mean a termination of the participant’s employment with the Company or a subsidiary by the Company or the subsidiary other than (i) for death or disability as described in Section 9 or (ii) for Cause.  “Cause” shall mean (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment by the Company or by a subsidiary which causes, or is likely to cause, material loss or damage to the Company. In connection with a Change in Control as described in Subsection 11(a), (A) if the participant becomes an employee of a third party acquirer, the ultimate parent of the third party acquirer or any of its subsidiaries (the “Acquirer Group”), “Termination Without Cause” for that participant shall thereafter refer to his employment status with the Acquirer Group, (B) if the participant remains an employee of the Company or any of its subsidiaries following the Change in Control, “Termination Without Cause” will continue to refer to his employment status with the Company and its subsidiaries, and (C) if the participant is not offered employment with either the Acquirer Group or the Company and its subsidiaries (other than for Cause), he shall be deemed Terminated Without Cause.

13.                        CONSTRUCTIVE TERMINATION

“Constructive Termination” shall mean a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his total compensation opportunity or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution.  Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 13 until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this Section 13 on the basis of which the declaration of Constructive Termination is given.  In connection with a Change in Control as described in Subsection 11(a), (A) if the participant becomes an employee of an Acquirer Group, “Constructive Termination” for that participant shall thereafter refer to his employment status with the Acquirer Group, and (B) if the participant remains an employee of the Company or any of its subsidiaries following the Change in Control, “Constructive Termination” will continue to refer to his employment status with the Company and its subsidiaries.

14.                        ADVERSE CHANGE IN THE PLAN

An “Adverse Change in the Plan” shall mean

(a)                             amendment or termination of the Plan pursuant to Sections 18 or 19(a) that materially diminishes or eliminates the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be; or

(b)                             in respect of any holder of an Award a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

Notwithstanding anything herein to the contrary, in the event of a Change in Control as described in Subsection 11(a) where, as a result of such transaction, a participant becomes an employee of the Acquirer Group, a member of the Acquirer Group may (but is not obligated to) formally assume the Company’s obligations to such participant under this Plan, or place the participant in a similar or like plan with no diminution of the value of the participant’s awards (as determined by the Committee in its sole and absolute discretion at the time of the Change in Control) in replacement of the participant’s outstanding awards under this Plan, and such actions, if any, shall not be deemed to be a “Adverse Change in the Plan.”

15.                        DILUTION AND OTHER ADJUSTMENTS

Subject to Sections 7(b), 8(b) and 18(b), in the event of any change in the outstanding Shares of the Company by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, or in the event of a dividend (cash, stock, extraordinary or otherwise) or other similar event, (including any transaction constituting a Change in Control), the Committee is hereby authorized in connection therewith to (i) make adjustments in the terms and conditions of any Award, including an adjustment in the number or kind of Shares that may be issued under the Plan pursuant to Section 4, in the number or kind of Shares subject to, or the Stock Option or Stock Appreciation Right exercise price per share under, any outstanding Stock Option or Stock Appreciation Right, in the number or kind of Shares which have been awarded as Restricted Stock or in the repurchase option price per share relating thereto, in the target number of Performance Shares or Performance Units that have been awarded to any participant, or in any measure of performance if the Committee shall determine, in its sole discretion, that such change is appropriate; (ii) provide for a cash payment to the holder of any Stock Option or Stock Appreciation Right in consideration for the cancelation of such Stock Option or Stock Appreciation Right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Stock Option or Stock Appreciation Right over the aggregate exercise price of such Stock Option or Stock Appreciation Right if the Committee shall determine, in its sole discretion, that such provision is appropriate; and (iii) cancel and terminate any Stock Option or Stock Appreciation Right having a per-Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Stock Option or Stock Appreciation Right without any payment or consideration therefor if the Committee shall determine, in its sole discretion, that such cancelation is appropriate.

16.                        DESIGNATION OF BENEFICIARY BY PARTICIPANT

A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Shares or Performance Units under the Plan in the event of his death, on a form to be provided by the Committee.  A participant may change his beneficiary from time to time in the same manner.  If no designated beneficiary is living on the date on which any amount becomes payable to a participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

17.                        MISCELLANEOUS PROVISIONS

(a)                             No employee, director, consultant or other person shall have any claim or right to be granted an Award under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

(b)                             A participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c)                              No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws and Bermuda law.

(d)                             The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any Federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, or upon payment of a Performance Share or a Performance Unit that the participant (or any beneficiary or person entitled to payment under Sections 5(a)(iv)(C)(3) or 5(b)(iv) hereof) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes.  If the amount requested is not paid, the Company may refuse to issue Shares.

(e)                             The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

(f)                                  By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(g)                             No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election.  If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the participant makes the election, the participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(h)                              If any participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the

Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such participant shall notify the Company of such disposition within ten days of such disposition.

18.                        AMENDMENT

(a)                             Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the New York Stock Exchange or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended at any time and from time to time by the Board, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of persons eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company.  No amendment of the Plan shall adversely affect any right of any participant with respect to any Award previously granted without such participant’s written consent.

(b)                             The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable participant, holder or beneficiary.

19.                        TERMINATION

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)                             the adoption of a resolution of the Board terminating the Plan; or

(b)                             ten years from the date the Plan is initially or subsequently approved by the shareholders of the Company in accordance with Section 20 hereof.

No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

20.                        SHAREHOLDER APPROVAL

The Plan shall be submitted to the shareholders of the Company for their approval.  The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved by the shareholders in the manner required by the laws of Bermuda, the State of Delaware and the New York Stock Exchange.

As originally approved by the Board of Directors, September 4, 1985 and approved by the sole shareholder September 23, 1985.  The Plan was amended by the Board of Directors on August 13, 1986.  The Plan was further amended on February 15,1995 and subsequently approved by shareholders on May 24, 1995.  The Plan was further amended on May 21, 2001 and subsequently approved by shareholders on August 23, 2001.  The Plan was further amended on May 18, 2003 and subsequently approved by shareholders on May 19, 2003.  The Plan was further amended on February 23, 2005 and subsequently approved by the shareholders on May 19, 2005. The Plan was further amended on February 24, 2010 [and subsequently approved by the shareholders on May 26, 2010].

1 U P X + Annual Meeting Proxy Card + 01685B Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual General Meeting of Members to be Held on May 26, 2010 The undersigned hereby appoints Raymond Barrette and Robert P. Cochran, and each of them, proxies with full power of substitution, to vote all Common Shares of the undersigned at the 2010 Annual General Meeting of Members to be held Wednesday, May 26, 2010, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card. If no directions are given, the proxies will be voted FOR the Election of the Company's Directors, FOR the Election of Directors of Sirius International Insurance Corporation, FOR the Election of Directors of Scandinavian Reinsurance Company Ltd., FOR the Election of Directors of White Mountains Re Bermuda Ltd., FOR the Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd., FOR the Election of Directors of any new non-United States operating subsidiary, FOR the Approval of Amendments to, and Performance Criteria in, the Company’s Long-Term Incentive Plan, FOR the Approval of Amendments to the Terms of Options Granted to the Chairman & CEO, FOR the Appointment of the Company’s Independent Registered Public Accounting Firm, and at their discretion on any other matter that may properly come before the meeting. Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed postage-paid envelope or otherwise to White Mountains Insurance Group, Ltd., c/o Computershare, P.O. Box 43126, Providence, RI 02940-5138. Non-Voting Items A Change of Address — Please print new address below. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 XXXXXXXXXXXXXX MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 NNNNNNNNN 1234 5678 9012 345 001CD40001 You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED ABOVE IN THE TITLE BAR. Proxies received by the internet or telephone must be received by 11:59 pm EST on May 25, 2010. Electronic Voting Instructions Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/WTM • Follow the steps outlined on the secured website. PLEASE REFER BELOW FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Proxy - WHITE MOUNTAINS INSURANCE GROUP, LTD.

B Issues

	For	Withhold
01 - Bruce R. Berkowitz	☐	☐
02 - Morgan W. Davis	☐	☐
03 - Edith E. Holiday	☐	☐
04 - Lowndes A. Smith	☐	☐

2. Election of Directors of Sirius International Insurance Corporation.

	For	Withhold
01 - Brian E. Kensil	☐	☐
02 - Eivor A. Pettersson	☐	☐
03 - Göran A. Thorstensson	☐	☐
04 - Allan L. Waters	☐	☐

3. Election of Directors of Scandinavian Reinsurance Company Ltd.

	For	Withhold
01 - Christine H. Repasy	☐	☐
02 - Warren J. Trace	☐	☐
03 - Allan L. Waters	☐	☐

	For	Withhold
01 - Jeffrey W. Davis	☐	☐
02 - Brian E. Kensil	☐	☐
03 - Christine H. Repasy	☐	☐
04 - Warren J. Trace	☐	☐
05 - Allan L. Waters	☐	☐

	For	Withhold
01 - Raymond Barrette	☐	☐
02 - Henry K. Cheng	☐	☐
03 - David T. Foy	☐	☐
04 - Jennifer L. Pitts	☐	☐

	For	Withhold
01 - Raymond Barrette	☐	☐
02 - David T. Foy	☐	☐
03 - Jennifer L. Pitts	☐	☐
04 - Warren J. Trace	☐	☐

C 1234567890 J N T

1 U P X 0 2 5 1 3 2 1

01685B

Proxy - WHITE MOUNTAINS INSURANCE GROUP, LTD. + 01685B Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. C Issues B For Withhold 02 - Morgan W. Davis 01 - Bruce R. Berkowitz 03 - Edith E. Holiday 04 - Lowndes A. Smith 04 - Jennifer L. Pitts 01 - Raymond Barrette 02 - Eivor A. Pettersson 01 - Brian E. Kensil 04 - Allan L. Waters 03 - Göran A. Thorstensson 03 - Christine H. Repasy 02 - Brian E. Kensil 01 - Jeffrey W. Davis 04 - Warren J. Trace For Withhold For Withhold For Withhold For Against Abstain 6. Election of Directors for Any New Non-United States Operating Subsidiary. 7. Approval of Amendments to, Including Performance Criteria In, the Company’s Long-Term Incentive Plan. For Against Abstain 8. Approval of Amendments to the Terms of Options Granted to the Chairman and CEO. For Against Abstain 9. Approval of appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Accounting Firm for 2010. 1. Election of Class 1 Directors to a term ending in 2013. 2. Election of Directors of Sirius International Insurance Corporation. 4. Election of Directors of White Mountains Re Bermuda Ltd. 5. Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd. 02 - Henry K. Cheng 03 - David T. Foy For Withhold 04 - Warren J. Trace 01 - Raymond Barrette 02 - David T. Foy 03 - Jennifer L. Pitts Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. 1 U P X + 05 - Allan L. Waters 03 - Allan L. Waters 02 - Warren J. Trace 01 - Christine H. Repasy For Withhold 3. Election of Directors of Scandinavian Reinsurance Company Ltd. NNNNNNN 0 2 5 1 3 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T

1 U P X + Annual Meeting Proxy Card + 01686B Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual General Meeting of Members to be Held on May 26, 2010 The undersigned hereby appoints Raymond Barrette and Robert P. Cochran, and each of them, proxies with full power of substitution, to vote all Common Shares of the undersigned at the 2010 Annual General Meeting of Members to be held Wednesday, May 26, 2010, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card. If no directions are given, the proxies will be voted FOR the Election of the Company's Directors, FOR the Election of Directors of Sirius International Insurance Corporation, FOR the Election of Directors of Scandinavian Reinsurance Company Ltd., FOR the Election of Directors of White Mountains Re Bermuda Ltd., FOR the Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd., FOR the Election of Directors of any new non-United States operating subsidiary, FOR the Approval of Amendments to, and Performance Criteria in, the Company’s Long-Term Incentive Plan, FOR the Approval of Amendments to the Terms of Options Granted to the Chairman & CEO, FOR the Appointment of the Company’s Independent Registered Public Accounting Firm, and at their discretion on any other matter that may properly come before the meeting. Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed postage-paid envelope or otherwise to White Mountains Insurance Group, Ltd., c/o Computershare, P.O. Box 43126, Providence, RI 02940-5138. 001CD40001

Proxy - WHITE MOUNTAINS INSURANCE GROUP, LTD.

A Issues

	For	Withhold
01 - Bruce R. Berkowitz	☐	☐
02 - Morgan W. Davis	☐	☐
03 - Edith E. Holiday	☐	☐
04 - Lowndes A. Smith	☐	☐

2. Election of Directors of Sirius International Insurance Corporation.

	For	Withhold
01 - Brian E. Kensil	☐	☐
02 - Eivor A. Pettersson	☐	☐
03 - Göran A. Thorstensson	☐	☐
04 - Allan L. Waters	☐	☐

3. Election of Directors of Scandinavian Reinsurance Company Ltd.

	For	Withhold
01 - Christine H. Repasy	☐	☐
02 - Warren J. Trace	☐	☐
03 - Allan L. Waters	☐	☐

	For	Withhold
01 - Jeffrey W. Davis	☐	☐
02 - Brian E. Kensil	☐	☐
03 - Christine H. Repasy	☐	☐
04 - Warren J. Trace	☐	☐
05 - Allan L. Waters	☐	☐

	For	Withhold
01 - Raymond Barrette	☐	☐
02 - Henry K. Cheng	☐	☐
03 - David T. Foy	☐	☐
04 - Jennifer L. Pitts	☐	☐

	For	Withhold
01 - Raymond Barrette	☐	☐
02 - David T. Foy	☐	☐
03 - Jennifer L. Pitts	☐	☐
04 - Warren J. Trace	☐	☐

1 U P X 0 2 5 1 3 2 2

01686B

Proxy - WHITE MOUNTAINS INSURANCE GROUP, LTD. + 01686B Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. B Issues A For Withhold 02 - Morgan W. Davis 01 - Bruce R. Berkowitz 03 - Edith E. Holiday 04 - Lowndes A. Smith 04 - Jennifer L. Pitts 01 - Raymond Barrette 02 - Eivor A. Pettersson 01 - Brian E. Kensil 04 - Allan L. Waters 03 - Göran A. Thorstensson 03 - Christine H. Repasy 02 - Brian E. Kensil 01 - Jeffrey W. Davis 04 - Warren J. Trace For Withhold For Withhold For Withhold For Against Abstain 6. Election of Directors for Any New Non-United States Operating Subsidiary. 7. Approval of Amendments to, Including Performance Criteria In, the Company’s Long-Term Incentive Plan. For Against Abstain 8. Approval of Amendments to the Terms of Options Granted to the Chairman and CEO. For Against Abstain 9. Approval of appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Accounting Firm for 2010. 1. Election of Class 1 Directors to a term ending in 2013. 2. Election of Directors of Sirius International Insurance Corporation. 4. Election of Directors of White Mountains Re Bermuda Ltd. 5. Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd. 02 - Henry K. Cheng 03 - David T. Foy For Withhold 04 - Warren J. Trace 01 - Raymond Barrette 02 - David T. Foy 03 - Jennifer L. Pitts Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. 1 U P X + 05 - Allan L. Waters 03 - Allan L. Waters 02 - Warren J. Trace 01 - Christine H. Repasy For Withhold 3. Election of Directors of Scandinavian Reinsurance Company Ltd. 0 2 5 1 3 2 2